                                                                   Exhibit 4.10



                                CREDIT AGREEMENT



                           dated as of March 29, 1996



                                  by and among



                             CORRPRO COMPANIES, INC.
                                  as Borrower,



                   THE LENDERS PARTY HERETO FROM TIME TO TIME,
                                 as the LENDERS,


                                       and


                             BANK ONE, COLUMBUS, NA,
                            as Agent and Issuing Bank

                                TABLE OF CONTENTS
                                -----------------


SECTION                                                TITLE                                                   PAGE
- -------                                                -----                                                   ----

                                                     ARTICLE 1
                                             DEFINITIONS; CONSTRUCTION..........................................  1
         1.1      Certain Definitions...........................................................................  1
         1.2      Construction.................................................................................. 20
         1.3      Accounting Principles......................................................................... 20

                                                     ARTICLE 2
                                                    THE CREDITS................................................. 20
         2.1      Revolving Credit Loans........................................................................ 20
         2.2      Making of Revolving Credit Loans.............................................................. 22
         2.3      Term Loans.................................................................................... 23
         2.4      Interest Rates................................................................................ 23
         2.6      Prepayments Generally......................................................................... 27
         2.7      Optional Prepayments.......................................................................... 28
         2.8      Mandatory Prepayments......................................................................... 28
         2.9      Interest Payment Dates........................................................................ 29
         2.10     Pro Rata Treatment; Payments Generally; Interest on Overdue Amounts........................... 29
         2.11     Additional Compensation in Certain Circumstances.............................................. 30
         2.12     Taxes......................................................................................... 32

                                                     ARTICLE 3
                                         THE LETTER OF CREDIT SUBFACILITY....................................... 33
         3.1      The Letter of Credit Subfacility.............................................................. 33
         3.2      Procedure for Issuance and Amendment of Letters of Credit..................................... 35
         3.3      Letter of Credit Participating Interests...................................................... 36
         3.4      Letter of Credit Drawings and Reimbursements.................................................. 37
         3.5      Obligations Absolute.......................................................................... 38
         3.6      Additional Compensation in Certain Circumstances.............................................. 38
         3.7      Further Assurances............................................................................ 39
         3.8      Letter of Credit Applications................................................................. 39
         3.9      Cash Collateral for Letters of Credit......................................................... 39
         3.10     Indemnification of Issuing Bank............................................................... 40
         3.11     The Issuing Bank and the Lenders.............................................................. 40

                                                     ARTICLE 4
                                          REPRESENTATIONS AND WARRANTIES........................................ 42
         4.1      Corporate Status.............................................................................. 42
         4.2      Corporate Power and Authorization............................................................. 42
         4.3      Execution and Binding Effect.................................................................. 42
         4.4      Governmental Approvals and Filings............................................................ 42
         4.5      Absence of Conflicts.......................................................................... 42
         4.6      Financial Statements; No Material Changes; Projections........................................ 43
         4.7      Accurate and Complete Disclosure.............................................................. 43
         4.8      Solvency...................................................................................... 43

SECTION                                                TITLE                                                   PAGE
- -------                                                -----                                                   ----

         4.9      Margin Regulations............................................................................ 43
         4.10     Subsidiaries.................................................................................. 44
         4.11     Partnerships, etc............................................................................. 44
         4.12     Litigation.................................................................................... 44
         4.13     Absence of Events of Default.................................................................. 44
         4.14     Absence of Other Conflicts.................................................................... 44
         4.15     Insurance..................................................................................... 44
         4.16     Title to Property............................................................................. 44
         4.17     Taxes......................................................................................... 45
         4.18     Employee Benefits............................................................................. 45
         4.19     Environmental Matters......................................................................... 46
         4.20     Regulatory Restrictions....................................................................... 46

                                                     ARTICLE 5
                                          CONDITIONS OF CREDIT EXTENSIONS....................................... 47
         5.1      Conditions to Initial Credit Extension........................................................ 47
         5.2      Conditions to All Credit Extensions........................................................... 49

                                                     ARTICLE 6
                                               AFFIRMATIVE COVENANTS............................................ 50
         6.1      Reporting Requirements........................................................................ 50
         6.2      Visitation; Verification...................................................................... 52
         6.3      Insurance..................................................................................... 52
         6.4      Payment of Taxes and Other Potential Charges and Priority Claims.............................. 53
         6.5      Preservation of Corporate Status.............................................................. 53
         6.6      Maintenance of Properties, Franchises, Etc.................................................... 53
         6.7      [INTENTIONALLY OMITTED]....................................................................... 53
         6.8      Avoidance of Other Conflicts.................................................................. 53
         6.9      Financial Accounting Practices................................................................ 53
         6.10     Use of Proceeds............................................................................... 54
         6.11     Continuation of or Change in Business......................................................... 54
         6.12     Consolidated Tax Return....................................................................... 54
         6.13     Subsidiary Guaranty........................................................................... 54
         6.14     Solvency...................................................................................... 54

                                                     ARTICLE 7
                                                NEGATIVE COVENANTS.............................................. 55
         7.1      Financial Covenants........................................................................... 55
         7.2      Liens......................................................................................... 56
         7.3      Indebtedness.................................................................................. 57
         7.4      Guaranties, Indemnities, etc.................................................................. 58
         7.5      Loans, Advances and Investments............................................................... 59
         7.6      Dividends and Related Distributions........................................................... 60
         7.7      Sale-Leasebacks............................................................................... 60
         7.8      Leases........................................................................................ 60
         7.9      Mergers, Acquisitions, etc.................................................................... 61
         7.10     Dispositions of Properties.................................................................... 62

SECTION                                                TITLE                                                   PAGE
- -------                                                -----                                                   ----

         7.11     Issuance of Subsidiary Stock.................................................................. 62
         7.12     Dealings with Affiliates...................................................................... 62
         7.13     [INTENTIONALLY OMITTED]....................................................................... 63
         7.14     Limitations on Plans.......................................................................... 63
         7.15     Limitation on Other Restrictions on Dividends by Subsidiaries, etc............................ 63
         7.16     Limitation on Other Restrictions on Liens..................................................... 64

                                                     ARTICLE 8
                                                     DEFAULTS................................................... 64
         8.1      Events of Default............................................................................. 64
         8.2      Consequences of an Event of Default........................................................... 66

                                                     ARTICLE 9
                                                     THE AGENT.................................................. 67
         9.1      Appointment................................................................................... 67
         9.2      Duties........................................................................................ 67
         9.3      Exercise of Powers............................................................................ 68
         9.4      General Exculpatory Provisions................................................................ 68
         9.5      Administration................................................................................ 69
         9.6      Lender Credit Decision........................................................................ 70
         9.7      Indemnification............................................................................... 70
         9.8      Individual Capacity........................................................................... 70
         9.9      Holders of Notes.............................................................................. 70
         9.10     Successor Agent............................................................................... 71

                                                    ARTICLE 10
                                                   MISCELLANEOUS................................................ 71
         10.1     Holidays...................................................................................... 71
         10.2     Records....................................................................................... 71
         10.3     Amendments and Waivers........................................................................ 71
         10.4     No Implied Waiver; Cumulative Remedies........................................................ 72
         10.5     Notices....................................................................................... 73
         10.6     Expenses; Taxes; Indemnity.................................................................... 73
         10.7     Severability.................................................................................. 74
         10.8     Prior Understandings.......................................................................... 74
         10.9     Duration; Survival............................................................................ 74
         10.10    Counterparts.................................................................................. 75
         10.11    Limitation on Payments........................................................................ 75
         10.12    Set-Off....................................................................................... 75
         10.13    Sharing of Collections........................................................................ 75
         10.14    Successors and Assigns; Participations; Assignments........................................... 76
         10.15    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Limitation of Liability...... 78

Exhibit A-1                Form of Revolving Credit Note
Exhibit A-2                Form of Term Note
Exhibit B-1                Form of Standby Letter of Credit Application
Exhibit B-2                Form of Commercial Letter of Credit Application
Exhibit C-1                Form of Opinion of Counsel to the Borrower and the Subsidiary Guarantors
Exhibit C-2                Form of Opinion of Special Louisiana Counsel
Exhibit D                  Form of Lien Waiver
Exhibit E                  Form of Subsidiary Guaranty
Exhibit F                  Form of Compliance Certificate
Exhibit G                  Form of Borrowing Base Certificate
Exhibit H                  Form of Notice of Assignment
Exhibit I                  Form of Good-All Mortgage

Schedule 1.1(a)            Approved Foreign Account Debtors
Schedule 4.1               Corporate Status
Schedule 4.5               Absence of Conflicts
Schedule 4.10              Subsidiaries
Schedule 4.11              Partnerships, etc.
Schedule 4.12              Litigation
Schedule 4.17              Taxes
Schedule 4.18              Employee Benefits
Schedule 6.8               Conflicts
Schedule 7.2               Permitted Liens
Schedule 7.3               Permitted Indebtedness
Schedule 7.4               Permitted Guaranties, Indemnities, etc.
Schedule 7.5               Permitted Loans, Advances and Investments
Schedule 7.12              Permitted Dealings with Affiliates

                                CREDIT AGREEMENT


                  THIS CREDIT AGREEMENT, dated as of March 29, 1996, by and among CORRPRO COMPANIES, INC., an Ohio corporation (the "Borrower"), the Lenders party hereto from time to time and BANK ONE, COLUMBUS, NA, a national banking association, as agent for the Lenders hereunder (in such capacity, together with its successors in such capacity, the "Agent").

                                    Recital:

                  The Borrower has requested the Agent and the Lenders to enter into this Agreement and extend credit as provided herein and the Agent and the Lenders are willing to provide such credit on the terms and subject to the conditions herein contained.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE 1
                            DEFINITIONS; CONSTRUCTION
                            -------------------------

                  1.1 CERTAIN DEFINITIONS. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

                  "Account" or "account" means any and all accounts, contract rights, documents and other forms of obligations owing to a Person for the delivery of goods or services.

                  "Account Debtor" means any Person who is obligated on an account and "Account Debtors" means all Persons who are obligated on accounts.

                  "Acquisitions" shall have the meaning set forth in Section 7.9(a) hereof.

                  "Affected Lender" shall have the meaning set forth in Section 2.4(e) hereof.

                  "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 5% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person whether through ownership of stock, by contract or otherwise.

                  "Agent" shall have the meaning set forth in the preamble hereto.

                  "Agent's Administrative Office" shall mean the Agent's administrative office located at 100 East Broad Street, Columbus, Ohio 43271, Attention: Commercial Loan Operations, or at such other office or offices of the Agent or any branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Agent to the Borrower.

                  "Agent's Office" shall mean the Agent's office located at 600 Superior Avenue, Cleveland, Ohio 44114, Attention: Northern Ohio Large Corporate Markets Group, internal zip code 0149, or at such other office or offices of the Agent or any branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Agent to the Borrower.

                  "Agreement" shall mean, on any date, this Credit Agreement as originally in effect and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect on such date.

                  "Applicable Margin" shall have the meaning set forth in
         Section 2.4(b) hereof.

                  "Assured Obligations" shall have the meaning set forth in the definition of "Guaranty Equivalent."

                  "Bank One" shall mean Bank One, Columbus, NA, a national banking association.

                  "Base Rate" shall have the meaning set forth in Section 2.4(a) hereof.

                  "Base Rate Option" shall have the meaning set forth in Section 2.4(a) hereof.

                  "Base Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at such time (i) under the Base Rate Option or (ii) in accordance with Section 2.10(c)(ii) hereof. If no Loan or Loans is specified, "Base Rate Portion" shall refer to the Base Rate Portion of all Loans outstanding at such time.

                  "Borrower" shall have the meaning set forth in the preamble hereto.

                  "Borrower Security Agreement" shall mean, on any date, the Security Agreement, Pledge and Assignment between the Borrower, the Agent, the Lenders and the Issuing Bank executed of even date herewith, as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect on such date.

                  "Borrowing Base" means at any time, with respect to the Borrower and the Guarantor Subsidiaries, an amount equal to the aggregate of (a) eighty-five percent (85%) of the amount of their Eligible Receivables, PLUS (b) the lesser of (i) fifty percent (50%) of their Eligible Inventory or (ii) an amount equal to fifty percent (50%) of the sum of the amounts determined pursuant to clause (a), (c) and
         (d) herein, PLUS (c) an amount equal to Ten Million Dollars ($10,000,000) from the Closing Date through and including September 30, 1996 or Eight Million Dollars ($8,000,000) on and after October 1, 1996, PLUS (d) after the Good-All Mortgage is duly recorded and prior to the Good-All Sale and the release by the Agent of the Good-All Mortgage, $1,575,000.

                  "Borrowing Base Reinstatement Event" means that, after the Borrowing Base Suspension Event, (a) the ratio of Total Liabilities to Adjusted Tangible Net Worth as of the end of any two consecutive fiscal quarters of the Borrower is greater than 1.50 to 1.00 or the Debt Service Coverage Ratio as at the end of the same two fiscal quarters, for the respective twelve month periods then ending, is less than 1.50 to 1.00, all as evidenced by the financial statements delivered to the Agent in accordance with Section 6.1(a) or (b) hereof, as the case may be, and the certificate delivered by the Borrower in accordance with
         Section 6.1(c) hereof, or (b) an Event of Default or Possible Default has occurred.

                  "Borrowing Base Report" shall have the meaning set forth in
         Section 6.1(e) hereof.

                  "Borrowing Base Suspension Event" means that (a) as of the end of any fiscal year of the Borrower, commencing with the fiscal year ending March 31, 1997, the ratio of Total Liabilities to Adjusted Tangible Net Worth as of that date is equal to or less than 1.50 to
         1.00 and the Debt Service Coverage Ratio for the twelve month period then ending is equal to or greater than 1.50 to 1.00, all as evidenced by the financial statements delivered to the Agent in accordance with
         Section 6.1(a) hereof and the certificate delivered by the Borrower in accordance with Section 6.1(c) hereof, and (b) no Event of Default or Possible Default has occurred and is continuing.

                  "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the State of Ohio or other day on which banking institutions are authorized or obligated to close in the city in which the Agent's Administrative Office is located.

                  "Capital Expenditures" shall mean amounts expended by the Borrower or any of its Subsidiaries, without regard to the manner in which such amounts or the instrument pursuant to which they are made are characterized by any Person, for the acquisition, construction or installation of properties that are to be included as fixed assets on its books, and other expenditures that, in accordance with GAAP, would be classified as capital expenditures.

                  "Capitalized Lease" shall mean at any time any lease which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time, and "Capitalized Lease Obligation" of any Person at any time shall mean the aggregate amount which is, or is required under GAAP to be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capitalized Lease.

                  "Cash Equivalent Investments" shall mean any of the following, to the extent acquired for investment and not with a view to achieving trading profits: (a) obligations fully backed by the full faith and credit of the United States of America maturing not in excess of three
         (3) months from the date of acquisition, (b) commercial paper rated "P-1" by Moody's Investors Service or "A-1" by Standard & Poor's Corporation on the date of acquisition, (c) investments in money market funds which funds are rated at least AAAm or AAAm G by Standard & Poor's Corporation or Aaa by Moody's Investors Service, and (d) the following obligations of any Affiliate of a Lender or any domestic commercial bank having capital and surplus in excess of Five Hundred Million Dollars ($500,000,000), which has, or the holding company of which has, a commercial paper rating meeting the requirements specified in clause (b) above: (i) time deposits, certificates of deposit and acceptances maturing not in excess of nine (9) months from the date of acquisition, or (ii) repurchase obligations with a term of not more than seven (7) days for underlying securities of the type referred to in clause (a) above.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.

                  "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Information System List, as the same may be amended from time to time.

                  "Change of Control" means any one or more of the following events:

                           (a) the acquisition, by contract or otherwise
                  (including the entry into a contract or arrangement that upon consummation will result in such acquisition), by any

                  Person or group (as such term is defined for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations pertaining thereto), of beneficial ownership (within the meaning of Rule 13d-3, or any regulation or ruling promulgated to replace or supplement Rule 13d-3, of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Borrower representing 30% or more of the voting power of all securities of the Borrower, or

                           (b) during any period of up to 24 consecutive months,
                  commencing before or after the date of this Agreement, individuals who at the beginning of such period were directors of the Borrower (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least 75% of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute at least 75% of the Board of Directors of the Borrower.

                  "Closing Date" shall mean March 29, 1996.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Collateral" means all property of the Borrower and the Guarantor Subsidiaries subject from time to time to the Liens granted in any Security Document, together with any and all cash and non-cash proceeds and products thereof.

                  "Collateral Release Event" means that (a) as of the end of any fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 1997, (i) a Borrowing Base Suspension Event occurred at the end of a fiscal year of the Borrower that is at least two fiscal quarters preceding the fiscal quarter in question and no Borrowing Base Reinstatement Event has occurred, and (ii) the ratio of Total Liabilities to Adjusted Tangible Net Worth as of that date is equal to or less than 1.25 to 1.00 and the Debt Service Coverage Ratio for the twelve month period then ending is equal to or greater than
         2.00 to 1.00, all as evidenced by the financial statements delivered to the Agent in accordance with Section 6.1(a) or (b) hereof, as the case may be, and the certificate delivered by the Borrower in accordance with Section 6.1(c) hereof and (b) no Event of Default or Possible Default shall have occurred and be continuing.

                  "Collateral Reinstatement Event" means that, after the Collateral Release Event, the (a) ratio of Total Liabilities to Adjusted Tangible Net Worth as of the end of any two consecutive fiscal quarters of the Borrower is greater than 1.25 to 1.00 or the Debt Service Coverage Ratio as at the end of the same two fiscal quarters, for the respective twelve month periods then ending, is less than 2.00 to 1.00, all as evidenced by the financial statements delivered to the Agent in accordance with Section 6.1(a) or (b) hereof, as the case may be, and the certificate delivered by the Borrower in accordance with
         Section 6.1(c) hereof.

                  "Commercial Letter of Credit" shall have the meaning set forth in Section 3.1(a) hereof.

                  "Commercial Letter of Credit Application" shall have the meaning set forth in Section 3.2(a)(ii) hereof.

                  "Commitments" of a Lender shall mean the Revolving Credit Commitment and the Term Loan Commitment of such Lender.

                  "Commitment Percentage" of a Lender at any time shall mean the Commitment Percentage for such Lender set forth below its name on the signature page hereof, subject to transfer to another Lender as provided in Section 10.14 hereof.

                  "Compliance Certificate" shall have the meaning set forth in
         Section 6.1(c) hereof.

                  "Consolidated" shall mean the resultant consolidation of the financial statements of the Borrower and the Subsidiaries of the Borrower, in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 4.6 hereof.

                  "Credit Extension" shall mean: (a) the making of any Loan by any Lender or (b) the issuance, or extension of the expiration date of, any Letter of Credit by the Issuing Bank.

                  "Debt Service Coverage Ratio" shall have the meaning set forth in Section 7.1(e) hereof.

                  "Deemed Obligor" shall have the meaning set forth in the definition of "Guaranty Equivalent."

                  "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

                  "Domestic Subsidiary" shall mean any Subsidiary of the Borrower that is organized or incorporated under the laws of any state or commonwealth in the United States of America.

                  "EBIT" for any period, with respect to the Borrower and its Subsidiaries, shall mean the sum of (a) Net Income for such period PLUS
         (b) Interest Expense for such period PLUS (c) with respect to the Borrower and its Subsidiaries, the charges against income for foreign, federal, state and local taxes for such period, all as determined on a Consolidated basis in accordance with GAAP.

                  "EBITDA" for any period, with respect to the Borrower and its Subsidiaries, shall mean the sum of (a) EBIT PLUS (b) with respect to the Borrower and its Subsidiaries, the charges against income for depreciation for such period PLUS (c) with respect to the Borrower and its Subsidiaries, the charges against income for amortization for such period, all as determined on a Consolidated basis in accordance with GAAP.

                  "Eltech Acquisition" shall mean the acquisition of certain technology by the Borrower pursuant to the License Agreement between Eltech Systems Corporation and the Borrower dated March 27, 1995.

                  "Eligible Inventory" means the collective reference to the raw materials and finished goods inventory of the Borrower and the Guarantor Subsidiaries held by each of them for sale in the ordinary course of business, valued at the lowest of (a) its net purchase cost or net manufacturing cost (on an average cost method), or
         (b) its prevailing market value, excluding, however, any such inventory which consists of (i) work-in-process, spare parts, property used in packaging or shipping of inventory, inventory used in research or development or inventory of a like use or character to the foregoing, or any goods located outside of the United States of America, (ii) any goods located outside of a state or other jurisdiction in which the Agent has properly perfected the security interests of the Agent and the Lenders by filing in that state or other jurisdiction, free and clear of all other Liens except Permitted Liens, (iii) any goods not in the actual possession of, or in transit to, or from, the Borrower or any Guarantor Subsidiary, (iv) any goods in the possession of a bailee, warehouseman, consignee or similar third party, or which are located on premises otherwise leased from another Person, unless that party or Person has signed such lien waivers and other agreements as the Lenders may require, which waiver shall be in substantially the form attached to this Agreement as Exhibit D, PROVIDED that no such waiver from a landlord is necessary (A) with respect to the leased premises of the Borrower located in Atlanta, Georgia, Hayward, California, and Houston, Texas and of Rohrback Cosasco Systems, Inc., a California corporation, in Santa Fe Springs, California for the thirty (30) day period immediately succeeding the Closing Date, or (B) with respect to any leased premises where the inventory located thereon has a value less than $250,000 and PROVIDED FURTHER that Eligible Inventory shall not at any time include inventory with an aggregate value greater than $1,000,000 that is located on leased premises in respect of which the landlords have not signed and delivered to the Agent such waivers, (v) any goods the sale or other disposition of which has given rise to a Receivable, (vi) any inventory that has been discontinued and any inventory as to which the Agent determines in the exercise of its discretion at any time and in good faith is defective, unmerchantable, postseasonal, slow moving (not having been sold for at least twelve months), in excess supply or obsolete, and (vii) any inventory which the Agent in the good faith exercise of its discretion has deemed to be ineligible because the Agent otherwise considers the collateral value thereof to the Agent and the Lenders to be impaired or its ability to realize such value to be insecure.

                  "Eligible Receivable" means, at any time of determination thereof, the collective reference to each Account of the Borrower and the Guarantor Subsidiaries that conforms and continues to conform to the following criteria to the satisfaction of the Agent: (a) the Account arose in the ordinary course of business of the Borrower or a Guarantor Subsidiary from a bona fide absolute sale of goods by it, or from services performed by it, excluding any service or finance charge and like charges, and was not sold on consignment, on approval or on a sale or return basis or like arrangement, and (i) such goods have been shipped and delivered to the appropriate Account Debtors or their respective designees, the Borrower or the Guarantor Subsidiary, as the case may be, has in its possession shipping and delivery receipts evidencing such shipment and delivery, and no return, rejection or repossession has occurred or (ii) such services have been completed in a manner consistent with the agreement with the Account Debtor; (b) the Account is based upon an enforceable order or contract, written or oral; (c) the title of the Borrower or the Guarantor Subsidiary to the Account and, except as to the Account Debtor and any creditor which finances the Account Debtor's purchase of such goods, to any goods is absolute and is not subject to any prior assignment, claim, or Lien, except Permitted Liens and Liens created by the Account Debtors in connection with their interests in the goods, and the Borrower or the Guarantor Subsidiary, as the case may be, otherwise has the full and unqualified right and power to assign and grant a security interest in it to the Agent for the ratable benefit of the Lenders, as security and collateral for the payment of the Obligations; (d) the amount shown on the books of the Borrower or the Guarantor Subsidiary, as the case may be, and on any invoice, certificate, schedule or statement delivered to the Agent is owing to the Borrower or the Guarantor

         Subsidiary, as the case may be, and no partial payment has been received unless reflected with that delivery; (e) the Account is not subject to any claim of reduction, counterclaim, setoff, recoupment, or other defense in law or equity, or any claim for credits, allowances, or adjustments by the Account Debtor because of returned, inferior, or damaged goods or unsatisfactory services, or for any other reason; (f) the Account Debtor has not returned or refused to retain, or otherwise notified the Borrower or the Guarantor Subsidiary, as the case may be, of any dispute concerning, or claimed nonconformity of, any of the goods or services from the sale of which the Account arose; (g) the Account is not outstanding more than ninety (90) days from its due date or more than one hundred twenty (120) days from the date of the invoice therefor; (h) the Account is not owing by any Account Debtor for which fifteen percent (15%) or more of all of such Account Debtor's other Accounts (or any portion thereof) due to the Borrower and the Guarantor Subsidiaries to be non-Eligible Receivables (other than with respect to Receivables of such Account Debtor originally subject to terms of payment in excess of those permitted by clause (g) above); (i) the Account does not arise out of a contract with, or order from, an Account Debtor that, by its terms, forbids or makes void or unenforceable the assignment by the Borrower or a Guarantor Subsidiary, as the case may be, to the Agent for the ratable benefit of the Lenders of the Account arising with respect thereto; (j) the Account Debtor is not a Subsidiary or other Affiliate of the Borrower or any Guarantor Subsidiary; (k) except for those Account Debtors identified on Schedule 1.1(a) as that schedule may be amended by the Agent and the Borrower from time to time, the Account Debtor is not incorporated in or primarily conducting business in any jurisdiction located outside of the United States of America unless the applicable Account is secured by a letter of credit or credit insurance which is in form and substance, and at the Agent's request is assigned to the Agent for the ratable benefit of the Lenders in a manner, satisfactory to the Agent in the exercise of its discretion; (l) the Account Debtor is not a governmental authority or agency, domestic or foreign, unless (1) the aggregate amount of all such Accounts to be included as Eligible Receivables does not exceed One Million Five Hundred Thousand Dollars ($1,500,000) or (2) the Borrower or the Guarantor Subsidiary, as the case may be, has complied with the Federal Assignment of Claims Act with respect to such federal authority or agency; (m) the Borrower or the Guarantor Subsidiary, as the case may be, is not indebted in any manner to the Account Debtor, with the exception of customary credits, adjustments and/or discounts given to an Account Debtor in the ordinary course of business of the Borrower or the Guarantor Subsidiary PROVIDED that any such Account shall constitute an Eligible Receivable to the extent that it is not subject to any such counterclaim; (n) the Account Debtor is Solvent and is not the subject of any bankruptcy or insolvency proceeding of any kind, has not made an assignment for the benefit of its creditors, has not had any of its assets transferred to a receiver or trustee, and has not dissolved or otherwise discontinued its business; (o) if the Account Debtor owing on such Account is located in the State of Indiana, New Jersey or Minnesota, the Borrower or the Guarantor Subsidiary, as the case may be, has filed a Business Activities Report with the appropriate Governmental Authority for the then current year if necessary in order to permit actions to collect such Account, or the Borrower or the Guarantor Subsidiary, as the case may be, has the legal right to sue the Account Debtor in that Account Debtor's home state; (p) the Account is not evidenced by a promissory note or other instrument or chattel paper; and (q) the Agent in good faith has not deemed the account ineligible because of uncertainty as to the creditworthiness of the Account Debtor or because the Agent otherwise considers the collateral value thereof to the Lenders to be impaired or its ability to realize such value to be insecure.

                  "Environmental Approvals" shall mean any Governmental Action pursuant to or required under any Environmental Law.

                  "Environmental Claim" shall mean, with respect to any Person, any action, suit, proceeding, investigation, notice, claim, complaint, demand, request for information or other communication (written or oral) by any other Person (including but not limited to any Governmental Authority, citizens' group or present or former employee of such Person) alleging, asserting or claiming any actual or potential
         (a) violation of any Environmental Law, (b) liability under any Environmental Law or (c) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Hazardous Materials at any location, whether or not owned by such Person.

                  "Environmental Cleanup Site" shall mean any location which is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Law.

                  "Environmental Law" shall mean any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Hazardous Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Hazardous Materials or (d) regulation of the manufacture, use or introduction into commerce of Hazardous Materials including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal. Without limitation, "Environmental Law" shall also include any Environmental Approval and the terms and conditions thereof.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary of the Borrower is treated as a single employer under Sections 4001(a)(14) or 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o)
         of the Code.

                  "Euro-Rate" shall have the meaning set forth in Section 2.4(a) hereof.

                  "Euro-Rate Base" shall have the meaning set forth in Section 2.4(a) hereto.

                  "Euro-Rate Funding Period" shall have the meaning set forth in
         Section 2.4(c) hereof.

                  "Euro-Rate Option" shall have the meaning set forth in Section 2.4(a) hereof.

                  "Euro-Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at any time (i) under the Euro-Rate Option or (ii) in accordance with Section 2.10(c)(i) hereof. If no Loan or Loans is specified, "Euro-Rate Portion" shall refer to the Euro-Rate Portion of all Loans outstanding at such time.

                  "Euro-Rate Reserve Percentage" for any day shall mean the percentage (expressed as a decimal, rounded upward to the nearest one sixteenth of one percent (1/16 of 1%)) (which determination shall be conclusive), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in Cleveland, Ohio in respect of "Eurocurrency liabilities."

                  "Event of Default" shall mean any of the Events of Default described in Section 8.1 hereof.

                  "Excess Cash Flow" means for any fiscal year of determination thereof, an amount equal to fifty percent (50%) of the following for that fiscal year, as those amounts are shown on the annual financial statements of the Borrower and its Subsidiaries for such fiscal year furnished to the Agent in accordance with Section 6.1(a) hereof: EBITDA (excluding any gain or loss in respect of the Good-All Sale) minus Interest Expense during that period minus cash payments of taxes during that period minus the principal portion of Capitalized Lease Obligations during that period minus all principal payments on Funded Debt during that period minus Capital Expenditures (excluding Capitalized Lease Obligations) during that period minus Restricted Payments of the Borrower during that period minus the changes in working capital during that period determined in accordance with GAAP. In the event that the Borrower fails to deliver such financial statements to the Agent as and when required, the Agent shall estimate, in its reasonable discretion the amount of Excess Cash Flow for such period, subject to appropriate adjustment upon receipt of the required financial statements.

                  "Existing Credit Facility" shall mean the Credit Agreement, dated February 9, 1994, as amended, by and between the Borrower and National City Bank, and all notes, mortgages, security agreements and other documents, agreements and instruments relating thereto or executed in connection therewith or as security therefor or evidencing Indebtedness thereunder.

                  "Federal Funds Effective Rate" for any day shall mean the rate per annum (rounded upward to the nearest one-one hundredth (1/100) of one percent (1%)) determined by the Agent (which determination shall be conclusive) to be the rate per annum announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; PROVIDED, HOWEVER, that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                  "Foreign Subsidiary" shall mean any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                  "Fiscal year" or "fiscal year" shall mean a fiscal year ending March 31.

                  "Funded Debt" at any time shall mean Indebtedness (including the current portion thereof) of the Borrower and its Subsidiaries which would as of such time be classified in whole or in part (a) as a long-term liability in accordance with GAAP, and in any event includes
         (i) any Indebtedness having a final maturity later than one (1) year after the date of incurrence of such Indebtedness and (ii) any Indebtedness which is renewable or extendable pursuant to its terms by the obligor in its sole discretion to a date later than one (1) year after the date of incurrence of such Indebtedness, all on a Consolidated basis, and (b) otherwise as Indebtedness for borrowed money regardless of the maturity date.

                  "Funding Breakage Date" shall have the meaning set forth in
         Section 2.11(b) hereof.

                  "Funding Breakage Indemnity" shall have the meaning set forth in Section 2.11(b) hereof.

                  "Funding Segment" of the Euro-Rate Portion of the Loans at any time shall mean the entire principal amount of such Portion to which, at the time in question, there is applicable a particular Euro-Rate Funding Period beginning on a particular day and ending on a particular day. (By definition, the Euro-Rate Portion is at all times composed of an integral number of discrete Funding Segments and the sum of the principal amounts of all Funding Segments of each EuroRate Portion at any time equals the principal amount of such Euro-Rate Portion at such time.)

                  "GAAP" shall have the meaning set forth in Section 1.3 hereof.

                  "Good-All Mortgage" shall mean the Deed of Trust from Good-All Electric, Inc., an Ohio corporation, in favor of the Public Trustee of the County of Larimer, Colorado in substantially in the form of Exhibit I attached hereto.

                  "Good-All Real Property" shall mean the real property described in the Good-All Mortgage.

                  "Good-All Sale" shall mean the sale of all or any portion of the assets or voting stock of Good-All Electric, Inc., an Ohio corporation.

                  "Governmental Action" shall have the meaning set forth in
         Section 4.4 hereof.

                  "Governmental Authority" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "Guarantor" shall mean any Person that now or may hereafter guarantee the payment and performance of the Obligations, including the Guarantor Subsidiaries.

                  "Guarantor Subsidiary" means PSG Corrosion Engineering Co., a Delaware corporation, Good-All Electric, Inc., an Ohio corporation, Corrtherm, Inc., an Ohio corporation, Rohrback Cosasco Systems, Inc., a California corporation, Ocean City Research Corp., a New Jersey corporation, and CCFC, Inc., a Nevada corporation, and any other Domestic Subsidiary of the Borrower organized and acquired in accordance with this Agreement that executes and delivers to the Agent a Subsidiary Guaranty.

                  "Guaranty Equivalent": a Person (the "Deemed Guarantor") shall be deemed to be subject to a Guaranty Equivalent in respect of any indebtedness, obligation or liability (the "Assured Obligation") of another Person (the "Deemed Obligor") if the Deemed Guarantor directly or indirectly guarantees, becomes surety for, endorses, assumes, agrees to indemnify the Deemed Obligor against, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such Assured Obligation. Without limitation, a Guaranty Equivalent shall be deemed to exist if a Deemed Guarantor agrees, becomes or remains liable (contingently or otherwise), directly or indirectly: (a) to purchase or assume, or to supply funds for the payment, purchase or satisfaction, of, an Assured Obligation, (b) to make any loan, advance, capital contribution or other investment in, or to purchase or lease any property or services from, a Deemed Obligor (i) to maintain the solvency of the Deemed Obligor, (ii) to enable the Deemed Obligor to meet any other financial condition, (iii) to enable the Deemed Obligor to satisfy any Assured Obligation or to make any Stock Payment or any other payment, or (iv) to assure the holder of such Assured Obligation against loss, (c) to purchase or lease property or services from the Deemed Obligor regardless of the non-delivery of or failure to furnish of such property or services, (d) in a transaction having the characteristics of a take-or-pay or throughput contract or as described in paragraph 6 of FASB Statement of Financial Accounting Standards No. 47, or (e) in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) of any Assured Obligation.

                  "Hazardous Materials" shall mean (a) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Law (including but not limited to any "hazardous substance" as defined in CERCLA or any similar state Law), (b) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (c) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea formaldehyde.

                  "Indebtedness" of a Person shall mean, without duplication:

                           (a) all obligations of such Person for borrowed money
                  or for the deferred purchase price of property or services (including, without limitation, all obligations contingent or otherwise of such Person in connection with acceptance, letter of credit or similar facilities and in connection with any agreement to purchase, redeem or otherwise acquire for value any capital stock of such Person, or agreement to purchase, redeem or otherwise acquire for value any rights or options to acquire such capital stock, now or hereafter outstanding);

                           (b) all obligations of such Person evidenced by
                  bonds, notes, debentures or other similar instruments or securities;

                           (c) all indebtedness created or arising under any
                  sale and leaseback arrangement, conditional sale or other title retention agreement with respect to property owned or acquired by such Person (whether or not the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

                           (d) All obligations of such Person for the deferred
                  purchase price of property or services and all obligations of such Person under Capitalized Leases;

                           (e) all contingent reimbursement obligations under
                  undrawn letters of credit;

                           (f) All obligations secured by a Lien on property
                  owned by such Person (whether or not assumed); (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property), it being understood that obligations of such Person under operating leases shall not be considered Indebtedness for purposes hereof;

                           (g) All obligations of such Person in respect of
                  acceptances or similar obligations issued for the account of such Person; and

                           (h) All obligations of such Person under a product
                  financing or similar arrangement described in paragraph 8 of FASB Statement of Accounting Standards No. 49 or any similar requirement of GAAP.

                  "Indemnified Parties" shall mean the Agent, the Lenders, their respective Affiliates, and the directors, officer, employees, attorneys and agents of each of the foregoing.

                  "Initial Revolving Credit Committed Amount" shall have the meaning set forth in Section 2.1(a) hereof.

                  "Initial Term Loan Committed Amount" shall have the meaning set forth in Section 2.3(a) hereof.

                  "Interest Expense" for any period shall mean the total interest expense of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "Issuing Bank" shall mean Bank One and such Affiliates of Bank One which are financial institutions, as Bank One may in its discretion from time to time elect to cause to issue Letters of Credit.

                  "Law" shall mean any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

                  "LC Collateral Account" shall have the meaning set forth in
         Section 3.9(b)(i) hereof.

                  "LC Indemnified Parties" shall have the meaning set forth in
         Section 3.10 hereof.

                  "Lease Expense" for any period shall mean the aggregate rental expense with respect to all leases of the Borrower and its Subsidiaries for that period, determined on a Consolidated basis, in accordance with GAAP, but in any case including taxes, insurance, maintenance and similar expenses which the lessee paid under the terms thereof during such period.

                  "Lender" shall mean any of the Lenders listed on the signature pages hereof, subject to the provisions of Section 10.14 hereof pertaining to Persons becoming or ceasing to be Lenders.
         "Lender" shall in any event include the Issuing Bank.

                  "Letters of Credit" shall have the meaning set forth in
         Section 3.1(a) hereof.

                  "Letter of Credit Applications" shall have the meaning set forth in Section 3.2(a)(ii) hereof.

                  "Letter of Credit Exposure" at any time shall mean the sum at such time of (a) the aggregate amount of all Unreimbursed Draws under Letters of Credit (whether or not the Letter of Credit under which any such Unreimbursed Draw arose is then outstanding) and (b) the aggregate Undrawn Availability under all outstanding Letters of Credit.

                  "Letter of Credit Fee" shall have the meaning set forth in
         Section 3.1(d) hereof.

                  "Letter of Credit Participating Interest" shall have the meaning set forth in Section 3.3(a) hereof.

                  "Leverage Ratio" shall have the meaning set forth in Section 7.1(b) hereof.

                  "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                  "Loan" shall mean any Revolving Credit Loan or Term Loan by a Lender to the Borrower under this Agreement, and "Loans" shall mean all Revolving Credit Loans and the Term Loan made by the Lenders under this Agreement.

                  "Loan Documents" shall mean this Agreement, the Notes, the Notice of Assignments, the Letters of Credit, the Letter of Credit Applications, any Subsidiary Guaranties, the Security Documents and all other agreements, letter agreements, instruments and certificates executed and delivered in connection with any of the foregoing, together with all agreements and instruments extending, renewing, refinancing or refunding any indebtedness, obligation or liability arising under any of the foregoing, in each case as the same may be amended, modified or supplemented from time to time hereafter.

                  "London Business Day" shall mean a day for dealing in deposits in Dollars by and among banks in the London interbank market and which is a Business Day.

                  "Material Adverse Effect" shall mean: (a) a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) a material adverse effect on the ability of the Borrower or any of its Subsidiaries to perform or comply with any of the terms and conditions of any Loan Document to which it is a party, or (c) material adverse effect on the legality, validity, binding effect or enforceability of any Loan Document, or the ability of the Agent or any Lender to enforce any rights or remedies under or in connection with any Loan Document.

                  "Merger Documents" shall mean (i) the Agreement of Merger and Certificate of Ownership by and between the Borrower and Corrosion Engineering & Research Company, dated the 28th day of March, 1996, (ii) the Agreement of Merger by and among the Borrower, Harco Technologies Corporation, Harco Tank Corporation, Butler Leasing, Inc., Mumsy International Corp., and Durichlor 51 Anode Company, dated the 28th day of March, 1996, and (iii) the Agreement of Merger by and between the Borrower and Environmental Strategies, Inc., dated the 28th day of March, 1996, and all corporate resolutions (whether by shareholders, directors or otherwise) adopted in connection with the Mergers and all other documents relating to any Governmental Action taken in connection with the Mergers.

                  "Mergers" shall mean, collectively, the mergers described in the Merger Documents.

                  "Multiemployer Plan" shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any ERISA Affiliate has or had an obligation to contribute.

                  "NCB Term Loan" shall mean that indebtedness described in item A.2. of Schedule 7.3 hereto.

                  "Net Income" for any period shall mean the net earnings (or loss) after taxes of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP, but not including any extraordinary items determined in accordance with GAAP and before any Restricted Payments by the Borrower.

                  "Note" or "Notes" shall mean the Revolving Credit Note(s) and the Term Note(s) of the Borrower executed and delivered under this Agreement, together with all extensions, renewals, refinancings or refundings of any thereof in whole or part.

                  "Notice of Assignment" shall have the meaning set forth in
         Section 10.14(c) hereof.

                  "Obligations" shall mean all indebtedness, obligations and liabilities of the Borrower to any Lender, the Issuing Bank or the Agent from time to time arising under or in connection with or related to or evidenced by or secured by or under color of this Agreement or any other Loan Document, and all extensions, renewals or refinancings thereof, whether such indebtedness, obligations or liabilities are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising. Without limitation of the foregoing, such indebtedness, obligations and liabilities include
         (a) the principal amount of Loans, interest, fees, indemnities or expenses under or in connection with this Agreement or any other Loan Document, and all extensions, renewals, refinancings and refundings thereof, whether or not such Loans were made in compliance with the terms and conditions of this Agreement or in excess of the obligation of the Lenders to lend and (b) interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, dissolution or similar proceeding with respect to the Borrower, any Subsidiary of the Borrower or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim thereof is not enforceable or allowable in such proceeding. Obligations shall remain Obligations notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Obligations or any interest therein.

                  "Option" shall mean the Base Rate Option or the Euro-Rate Option, as the case may be.

                  "Participant" shall have the meaning set forth in Section 10.14(b) hereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

                  "Pension Event" shall mean any of the following events or conditions:

                           (a) Any action is taken by any Person (i) to
                  terminate, or which would result in the termination of, a Plan, either pursuant to its terms or by operation of law (including, without limitation, any amendment of a Plan which would result in a termination under Section 4041(e) of ERISA), or (ii) to have a trustee appointed for a Plan pursuant to
                  Section 4042 of ERISA;

                           (b) PBGC notifies any Person of its determination
                  that an event described in Section 4042 of ERISA has occurred with respect to a Plan, that a Plan should be terminated, or that a trustee should be appointed for a Plan;

                           (c) Any Reportable Event occurs with respect to a
                  Plan;

                           (d) (i) There occurs any failure to meet the minimum
                  funding standard under Section 302 of ERISA or Section 412 of the Code with respect to a Plan, or any tax return is filed showing any tax payable under Section 4971(a) of the Code with respect to any such failure, or the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate receives a notice of deficiency from the Internal Revenue Service with respect to any alleged or asserted such failure, or (ii) any request is made by any Person for a variance from the minimum funding standard, or an extension of the period for amortizing unfunded liabilities, with respect to a Plan;

                           (e) Any action occurs or is taken which could result
                  in the Borrower or any Subsidiary of the Borrower becoming subject to liability for a complete or partial withdrawal by any Person from a Multiemployer Plan (including, without limitation, seller liability incurred under Section 4204(a)(2) of ERISA), or the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate receives from any Person a notice or demand for payment on account of any such alleged or asserted liability; or

                           (f) Any prohibited transaction (as that term is
                  defined in Section 4975(c) of the Code or Section 406 of ERISA), for which as a statutory exemption under Code Section 4975(d) of the Code or Section 408 of ERISA is unavailable, occurs with respect to a Plan.

                  "Permitted Liens" shall have the meaning set forth in Section
         7.2 hereof, but shall in no event include any Lien imposed by, or required to be granted pursuant to, ERISA or any Environmental Law.

                  "Person" shall mean an individual, corporation, partnership, limited liability company, trust, unincorporated association, joint venture, joint-stock company, Governmental Authority or any other entity.

                  "Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan), or any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, of which the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate is or has been within the preceding five years a "contributing sponsor" within the meaning of Section 4001(a)(13) of ERISA, or which is or has been within the preceding five years maintained for employees of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate.

                  "Portion" shall mean the Base Rate Portion or the Euro-Rate Portion, as the case may be.

                  "Postretirement Benefits" shall mean any benefits, other than retirement income, provided by the Borrower or any Subsidiary of the Borrower or ERISA Affiliate to retired employees, or to their spouses, dependents or beneficiaries, including, without limitation, group medical insurance or benefits, or group life insurance or death benefits.

                  "Postretirement Benefit Obligation" shall mean that portion of the actuarial present value of all Postretirement Benefits expected to be provided by the Borrower or any Subsidiary of the Borrower which is attributable to employees' service rendered to the date of determination (assuming that such liability accrues ratably over an employee's working life to the earlier of his date of retirement or the date on which the employee would first become eligible for full benefits), reduced by the fair market value as of the date of determination of any assets which are segregated from the assets of the Borrower or such Subsidiary and which have been restricted so that they cannot be used for any purpose other than to provide Postretirement Benefits or to defray related expenses.

                  "Possible Default" shall mean any event or condition which with notice, passage of time or a determination by the Lender, or any combination of the foregoing, would constitute an Event of Default.

                  "Prime Rate" as used herein, shall mean the fluctuating interest rate per annum announced from time to time by Bank One as its "prime rate" thereafter in effect, it being specifically acknowledged that the Prime Rate is not necessarily the lowest rate of interest then available from Bank One on fluctuating-rate loans.

                  "Pro Rata" shall mean from or to each Lender in proportion to its Commitment Percentage.

                  "Purchase Allowance" shall have the meaning set forth in
         Section 7.9(b) hereof.

                  "Purchasing Lender" shall have the meaning set forth in
         Section 10.14(c) hereof.

                  "Regular Payment Date" shall mean the last day of each March, June, September and December, commencing June 30, 1996.

                  "Reimbursement Obligation" with respect to a Letter of Credit means the obligation of the Borrower to reimburse the Issuing Bank for Unreimbursed Draws, together with interest thereon.

                  "Reportable Event" means (i) a reportable event described in
         Section 4043 of ERISA and regulations thereunder, (ii) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, (iii) a cessation of operations at a facility causing any Plan participants to be separated from employment, as referred to in Section 4062(e) of ERISA, or (iv) a failure to make a required installment or other payment with respect to a Plan when due in accordance with Section 412 of the Code or Section 302 of ERISA.

                  "Required Lenders" shall mean, as of any date, Lenders which have made Loans constituting, in the aggregate, sixty-six and two-thirds (66-2/3%) in principal amount of Loans outstanding on such date or, if no Loans are outstanding on such date, Lenders which have Commitments constituting, in the aggregate, sixty-six and two-thirds percent (66-2/3%) of the total Commitments of all the Lenders, excluding in any event any Purchasing Lender and the Loans made by or the Commitments of any Purchasing Lender.

                  "Restricted Payment" by any Person shall mean any dividend, distribution or payment of any nature (whether in cash, securities, or other property) on account of or in respect of any shares of the capital stock (or warrants, options or rights therefor) of such Person, including but not limited to any payment on account of the purchase, redemption, retirement, defeasance or acquisition of any shares of the capital stock (or warrants, options or rights therefor) of such Person, in each case regardless of whether required by the terms of such capital stock (or warrants, options or rights) or any other agreement or instrument.

                  "Revolving Credit Commitment" shall have the meaning set forth in Section 2.1(a) hereof.

                  "Revolving Credit Commitment Fee" shall have the meaning set forth in Section 2.2 hereof.

                  "Revolving Credit Committed Amount" shall have the meaning set forth in Section 2.1(a) hereof.

                  "Revolving Credit Exposure" of any Lender at any time shall mean the sum at such time of the outstanding principal amount of such Lender's Revolving Credit Loans PLUS such Lender's Pro Rata share of the sum of the aggregate Letter of Credit Exposure.

                  "Revolving Credit Loans" shall have the meaning set forth in
         Section 2.1(a) hereof.

                  "Revolving Credit Maturity Date" shall mean March 31, 1999.

                  "Revolving Credit Note" shall mean the promissory note of the Borrower executed and delivered under Section 2.1(c) hereof, any promissory note issued in substitution therefor pursuant to Sections 2.11(b) or 10.14(c) hereof, together with all extensions, renewals, refinancings or refundings thereof in whole or part.

                  "Security Documents" means the Borrower Security Agreement, each Subsidiary Guaranty executed and delivered by each Guarantor Subsidiary, each Subsidiary Security Agreement, the

         Good-All Mortgage, and any other agreements or instruments granting a Lien to the Agent or any Lender on any property of the Borrower or any Subsidiary of the Borrower, whether now or hereafter executed and delivered to the Agent or any Lender.

                  "Solvent" means, with respect to any Person at any time, that at such time (a) the sum of the debts and liabilities (including, without limitation, contingent liabilities) of such Person is not greater than all of the assets of such Person at a fair valuation, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person has not incurred, will not incur, does not intend to incur, and does not believe that it will incur, debts or liabilities (including, without limitation, contingent liabilities) beyond such Person's ability to pay as such debts and liabilities mature, (d) such Person is not engaged in, and is not about to engage in, a business or a transaction for which such Person's property constitutes or would constitute unreasonably small capital, and (e) such Person is not otherwise insolvent as defined in, or otherwise in a condition which could in any circumstances then or subsequently render any transfer, conveyance, obligation or act then made, incurred or performed by it avoidable or fraudulent pursuant to, any Law that may be applicable to such Person pertaining to bankruptcy, insolvency or creditors' rights (including but not limited to the Bankruptcy Code of 1978, as amended, and, to the extent applicable to such Person, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any other applicable law pertaining to fraudulent conveyances or fraudulent transfers or preferences).

                  "Standard Notice" shall mean an irrevocable notice (which may be by telephone confirmed in writing) provided to the Agent on a Business Day which is

                           (a) The same Business Day in the case of selection
                  of, conversion to or renewal of the Base Rate Option or prepayment of any Base Rate Portion; and

                           (b) At least two (2) London Business Days in advance
                  in the case of selection of, conversion to or renewal of the Euro-Rate Option or prepayment of any Euro-Rate Portion.

                  Standard Notice must be provided no later than 12:00 noon, Columbus, Ohio time, on the last day permitted for such notice.

                  "Standby Letter of Credit" shall have the meaning set forth in
         Section 3.1(a) hereof.

                  "Standby Letter of Credit Application" shall have the meaning set forth in Section 3.2(b)(ii) hereof.

                  "Stated Amount" of a Letter of Credit shall mean the face amount thereof, drawn or undrawn, regardless of the existence or satisfaction of any conditions or limitations on drawing.

                  "Subsidiary" as to any Person shall mean any corporation of which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly, beneficially or of record, by that Person or one or more Subsidiaries of such Person, and any trust of which a majority of the beneficial interest is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person.

                  "Subsidiary Guaranty" shall mean a Guaranty Agreement substantially in the form of Exhibit E attached hereto.

                  "Subsidiary Security Agreement" shall mean, on any date, each Security Agreement, Pledge and Assignment, executed and delivered by each Guarantor Subsidiary, to the Agent of even date herewith, as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect on such date.

                  "Tangible Net Worth" means the total assets of the Borrower and its Subsidiaries less (i) the Total Liabilities of the Borrower and its Subsidiaries less (ii) the aggregate amount of all intangible assets determined in accordance with GAAP (including, without limitation, good will and organizational costs of Borrower or any of its Subsidiaries), plus (iii) charges relating to litigation reserves in respect of the litigation described on Schedule 4.12 hereto, in accordance with GAAP in an amount not to exceed $1,000,000, all determined on a Consolidated basis.

                  "Taxes" shall have the meaning set forth in Section 2.12 hereof.

                  "Term Loan Commitment" shall have the meaning set forth in
         Section 2.3(a) hereof.

                  "Term Loan Committed Amount" shall have the meaning set forth in Section 2.3(a) hereof.

                  "Term Loan" shall have the meaning set forth in Section 2.3(a) hereof.

                  "Term Loan Maturity Date" shall mean March 31, 2000.

                  "Term Loan Mandatory Prepayment" shall have the meaning set forth in Section 2.8(b) hereof.

                  "Term Note" shall mean each promissory note of the Borrower executed and delivered under Section 2.3(b) hereof, any promissory note issued in substitution therefor pursuant to Sections 2.11(b) or 10.14(c) hereof, together with all extensions, renewals, refinancings or refundings thereof in whole or part.

                  "Total Liabilities" at any time shall mean the total liabilities of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP.

                  "Treasury Rate" as of any Funding Breakage Date shall mean the rate per annum determined by the applicable Lender (which determination shall be conclusive absent manifest error) to be the semiannual equivalent yield to maturity (expressed as a semiannual equivalent and decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) for United States Treasury securities maturing on the last day of the corresponding Euro-Rate Funding Period and trading in the secondary market in reasonable volume (or if no such securities mature on such date, the rate determined by standard securities interpolation methods as applied to the series of securities maturing as close as possible to, but earlier than, such date, and the series of such securities maturing as close as possible to, but later than, such date).

                  "Undrawn Availability" with respect to a Letter of Credit at any time shall mean the maximum amount available to be drawn under such Letter of Credit at such time, regardless of the existence or satisfaction of any conditions or limitations on drawing.

                  "Unreimbursed Draws" with respect to a Letter of Credit at such time shall mean the aggregate amount at such time of all payments made by the Issuing Bank under such Letter of Credit, to the extent not repaid by the Borrower on the date when due.

                  1.2 CONSTRUCTION. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole; "or" has the inclusive meaning represented by the phrase "and/or"; and "property" includes all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed. References in this Agreement to "determination" (and similar terms) by the Agent or by any Lender or the Issuing Bank include good faith estimates by that Person (in the case of quantitative determinations) and good faith beliefs by that Person (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to "out-of-pocket expenses" of a Person (and similar terms) include, but are not limited to, the fees of in-house counsel and other in-house professionals of such Person to the extent that such fees are routinely identified and specifically charged under such Person's normal cost accounting system. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

                  1.3      ACCOUNTING PRINCIPLES.

                  (a) As used herein, "GAAP" shall mean generally accepted accounting principles in the United States, applied on a basis consistent with the principles used in preparing the Borrower's financial statements as of March 31, 1995, and for the fiscal year then ended.

                  (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.


                                    ARTICLE 2
                                   THE CREDITS
                                   -----------

                  2.1      REVOLVING CREDIT LOANS.

                  (a) REVOLVING CREDIT COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees (such agreement being herein called such Lender's "Revolving Credit Commitment") to make loans (the "Revolving Credit Loans") to the Borrower at any time or from time to time on or after the date hereof and to but not including the Revolving Credit Maturity Date. A Lender shall have no obligation to make any Revolving Credit Loan to the extent that the aggregate principal amount of such Lender's Revolving Credit Loans at any time outstanding, together with such Lender's Pro Rata share of any requested

Revolving Credit Loan and such Lender's Pro Rata share of the Stated Amount of any Letter of Credit requested by the Borrower, PLUS such Lender's Pro Rata share of the aggregate Letter of Credit Exposure PLUS such Lender's Pro Rata share of the outstanding principal of the Term Loan, would exceed the lesser of
(i) such Lender's Revolving Committed Amount at such time PLUS such Lender's Pro Rata share of the outstanding principal of the Term Loan or (ii) such Lender's Pro Rata share of the Borrowing Base. Each Lender's "Revolving Credit Committed Amount" at any time shall be equal to the amount set forth as its "Initial Revolving Credit Committed Amount" below its name on the signature pages hereof, and subject to transfer to another Lender as provided in Section 10.14 hereof. In no event shall the sum of the Revolving Credit Committed Amounts of the Lenders exceed Thirty Two Million Five Hundred Thousand Dollars ($32,500,000) at any time.

                  (b) NATURE OF CREDIT. Within the limits of time and amount set forth in this Section 2.1, and subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder.

                  (c) REVOLVING CREDIT NOTES. The obligation of the Borrower to repay the unpaid principal amount of the Revolving Credit Loans made to it by each Lender and to pay interest thereon shall be evidenced in part by promissory notes of the Borrower, one to each Lender, dated the Closing Date (the "Revolving Credit Notes") in substantially the form attached hereto as Exhibit A-1, with the blanks appropriately filled, payable to the order of such Lender in a face amount equal to such Lender's Initial Revolving Credit Committed Amount.

                  (d) MATURITY. To the extent not due and payable earlier, the Revolving Credit Loans shall be due and payable on the Revolving Credit Maturity Date.

                  (e) REVOLVING CREDIT COMMITMENT FEE. The Borrower shall pay to the Agent for the account of each Lender a commitment fee (the "Revolving Credit Commitment Fee") equal to 0.25% per annum (based on a year of three hundred sixty (360) days and actual days elapsed), for each day from and including the date hereof to but not including the Revolving Credit Maturity Date, on the amount (not less than zero (0)) equal to (a) such Lender's Revolving Credit Committed Amount on each such day MINUS (b) the sum of (i) the aggregate principal amount of such Lender's Revolving Credit Loans outstanding on each such day PLUS (ii) such Lender's Pro Rata share of the aggregate Letter of Credit Exposure in respect of Standby Letters of Credit on each such day. Such Revolving Credit Commitment Fee shall be due and payable for the preceding period for which such fee has not been paid on each Regular Payment Date and on the Revolving Credit Maturity Date.

                  (f) BORROWING BASE. The Borrowing Base shall be computed based on the Borrowing Base Report most recently delivered in conformity with this Agreement. The Borrowing Base shall be subject to reduction by the amount of any Account or any inventory which was included in the Borrowing Base but which fails to meet the respective criteria applicable from time to time for Eligible Receivables or Eligible Inventory. The Borrowing Base, and any one or more of the percentages and amounts set forth in the definition of the Borrowing Base, may be changed by the Agent at the direction of all of the Lenders in their reasonable discretion, at any time upon at least fifteen (15) days' prior written notice to the Borrower.

         Notwithstanding any provision herein to the contrary, upon the occurrence of a Borrowing Base Suspension Event, all references in this Agreement to the Borrowing Base and to Borrowing Base Reports shall not be applicable to the Revolving Credit Loans or the Borrower and shall be of no force and effect, unless and until there shall have occurred a Borrowing Base Reinstatement Event.

         Furthermore, notwithstanding any provision herein to the contrary, upon the occurrence of a Collateral Release Event and promptly upon the written request of the Borrower to the Agent, the Agent and the Lenders agree to execute and deliver to the Borrower, at the Borrower's expense, such agreements and documents as the Borrower shall reasonably request to release and terminate the Liens of the Lenders and the Agent in and to the Collateral; PROVIDED that upon the occurrence of a Collateral Reinstatement Event, the Borrower and its Subsidiaries shall immediately execute and deliver to the Agent, at the Borrower's expense, such agreements and documents as the Agent and the Lenders shall reasonably request to grant and reinstate the Liens of the Lenders and the Agent in and to the Collateral.

                  2.2 MAKING OF REVOLVING CREDIT LOANS. Whenever the Borrower desires that the Lenders make Revolving Credit Loans, the Borrower shall provide Standard Notice to the Agent setting forth the following information (a separate notice being required for each such type of Loan):

                  (a) The date, which shall be a Business Day, on which such proposed Revolving Credit Loans are to be made;

                  (b) The aggregate principal amount of such proposed Revolving Credit Loans, which shall be the sum of the principal amounts selected pursuant to clause (c) of this Section 2.2;

                  (c) The interest rate Option or Options selected in accordance with Section 2.4(a) hereof and the principal amounts selected in accordance with Section 2.4(d) hereof of the Base Rate Portion and each Funding Segment of the Euro-Rate Portion of such proposed Revolving Credit Loans; and

                  (d) With respect to each such Funding Segment thereof, the Euro-Rate Funding Period to apply to such Funding Segment, selected in accordance with Section 2.4(c) hereof.

Standard Notice having been so provided, the Agent shall promptly notify each Lender of the information contained therein and of the amount of such Lender's Revolving Credit Loan. Unless any applicable condition specified in Article 5 hereof has not been satisfied, on the date specified in such Standard Notice each Lender shall make the proceeds of its Revolving Credit Loan available to the Agent at the Agent's Administrative Office, no later than 3:00 p.m., Columbus, Ohio time, in funds immediately available at the Agent's Administrative Office. The Agent will make the funds so received available to the Borrower in funds immediately available at the Agent's Administrative Office. The Agent shall notify the Borrower as soon as practicable if for any reason a proposed Revolving Credit Loan is or will not be made on the date requested by the Borrower.

Unless the Agent shall have been notified in writing by any Lender not later than the close of business on the day before the day on which Revolving Credit Loans are requested by the Borrower to be made that such Lender will not make its Pro Rata share of such Loans, the Agent may assume that such Lender will make its Pro Rata share of the Revolving Credit Loans, and in reliance upon such assumption the Agent may (but in no circumstances shall be required to) make available to the Borrower a corresponding amount. If and to the extent that any Lender fails to make such payment to the Agent on such date, such Lender shall pay such amount on demand (or, if such Lender fails to pay such amount on demand, the Borrower shall pay such amount on demand), together with interest, for the Agent's own account, for each day from and including the date of the Agent's payment to and excluding the date of repayment to the Agent (before and after judgment) at the rate or rates per annum applicable to such Loans. All payments to the Agent under this Section shall be made to the Agent at the Agent's Administrative Office in Dollars in funds immediately available at such Agent's Administrative Office, without set-off, withholding, counterclaim or other deduction of any nature.

                  2.3      TERM LOANS.

                  (a) TERM LOAN COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees (such agreement being herein called such Lender's "Term Loan Commitment") to make loans (the "Term Loan") to the Borrower on the Closing Date. Each Lender's "Term Loan Committed Amount" at any time shall be equal to the amount set forth as its "Initial Term Loan Committed Amount" below its name on the signature pages hereof, and subject to transfer to another Lender as provided in Section 10.14 hereof. The sum of the Term Loan Committed Amounts of the Lenders equals Five Million Dollars ($5,000,000).

                  (b) TERM NOTES. The obligation of the Borrower to repay the unpaid principal amount of the Term Loan made to it by each Lender and to pay interest thereon shall be evidenced in part by promissory notes of the Borrower, one to each Lender, dated the Closing Date (the "Term Notes") in substantially the form attached hereto as Exhibit A-2, with the blanks appropriately filled, payable to the order of such Lender in a face amount equal to such Lender's Initial Term Loan Committed Amount.

                  (c) PAYMENTS AND MATURITY. The Borrower shall repay the aggregate outstanding principal of the Term Notes to the Lenders quarterly on the last day of each fiscal quarter of the Borrower as follows: eight (8) quarterly installments of One Hundred Fifty Thousand Dollars ($150,000) commencing on June 30, 1996 through and including March 31, 1998; seven (7) quarterly installments of Three Hundred Thirty Thousand Dollars ($330,000) commencing on June 30, 1998 through and including December 31, 1999; and the remaining balance on the Term Note shall be due and payable on March 31, 2000 (the "Term Loan Maturity Date").

                  2.4      INTEREST RATES.

                  (a) OPTIONAL BASES OF BORROWING. The unpaid principal amount of the Loans shall bear interest for each day until due on one or more bases selected by the Borrower from among the interest rate Options set forth below. Subject to the provisions of this Agreement, the Borrower may select different Options to apply simultaneously to different Portions of the Loans and may select different Funding Segments to apply simultaneously to different parts of the Euro-Rate Portion of the Loans.

                  (i) "BASE RATE OPTION": A rate per annum (computed on the basis of a year of three hundred sixty (360) days and actual days elapsed) for each day equal to the Base Rate for such day PLUS the Applicable Margin for such day. The "Base Rate" for any day shall mean the Prime Rate for such day, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate.

                  (ii) "EURO-RATE OPTION": A rate per annum (based on a year of three hundred sixty (360) days and actual days elapsed) for each day equal to the Euro-Rate for such day PLUS the Applicable Margin in effect for such day. "Euro-Rate" for any day shall mean, for each Funding Segment of the Euro-Rate Portion corresponding to a proposed or existing Euro-Rate Funding Period, the rate per annum determined by the Agent by dividing (A) the rate of interest per annum (rounded upward to the nearest one sixteenth of one percent (1/16 of 1%) determined by the Agent in accordance with its usual procedures (which determination shall be conclusive) to be the average of the rates per annum for deposits in Dollars offered by prime banks in any eurodollar market reasonably selected by the Agent and determined as of approximately 11:00 a.m., London time, two (2) London Business Days prior to the first day of such Euro-Rate Funding Period for delivery on the first day of such Euro-Rate Funding Period in amounts comparable to such Funding Segment and having maturities comparable to such Euro-Rate Funding Period (the "Euro-Rate Base") by (B) a number equal to one (1) MINUS the Euro-Rate Reserve Percentage for such day. The Euro-Rate shall be adjusted automatically as of the effective date of each change in the Euro-Rate Reserve Percentage. The Euro-Rate Option shall be calculated in accordance with the foregoing whether or not any Lender is actually required to hold reserves in connection with its eurocurrency funding or, if required to hold such reserves, is required to hold reserves at the Euro-Rate Reserve Percentage.


                  The "Euro-Rate" may also be expressed by the following formula:


             Euro-Rate     =              THE EURO-RATE BASE
                                ---------------------------------------
                                 [1.00 - Euro-Rate Reserve Percentage]


                  The Agent shall give prompt notice to the Borrower and to the Lenders of the EuroRate determined or adjusted in accordance with the definition of the Euro-Rate Reserve Percentage, which determination or adjustment shall be conclusive. Each Lender shall have the right from time to time, but not the obligation, to make Loans on the Euro-Rate Option with funds obtained from outside the United States of America.

                  (b) APPLICABLE MARGINS. The Applicable Margin for each applicable interest rate Option shall mean the Applicable Margin set forth below for that interest rate Option that corresponds to the Leverage Ratio as of the last day of the preceding fiscal quarter of the Borrower as reflected on the financial statements delivered to the Agent for that quarter, and in the case of the quarter ending March 31 for the fiscal year end, pursuant to Section 6.1(a) or 6.1(b), as the case may be, and in the applicable Compliance Certificate, which Applicable Margin shall be effective for the period commencing on the third Business Day following the date that such financial statements and applicable Compliance Certificate are delivered to the Agent through and including the second Business Day following the date that the Borrower next delivers to the Agent financial statements pursuant to Section 6.1(a) or 6.1(b), as the case may be, hereof and the Compliance Certificate relating thereto. Notwithstanding any provision herein to the contrary, the Applicable Margin on the Base Rate Option and the Euro-Rate Option from the Closing Date hereof through and including June 30, 1996 shall be 0% and 2.375%, respectively.

==========================================================================================================================
                                                                    EURO-RATE                         BASE RATE
                                                                   APPLICABLE                        APPLICABLE
                   LEVERAGE RATIO                                    MARGIN                            MARGIN
- --------------------------------------------------------------------------------------------------------------------------
less than or equal to 1.25 to 1.00                                   1.375%                              0%
- --------------------------------------------------------------------------------------------------------------------------
greater than 1.25 to 1.00, but less than or                          1.875%                              0%
equal to 1.50 to 1.00
- --------------------------------------------------------------------------------------------------------------------------
greater than 1.50 to 1.00, but less than or                           2.125%                             0%
equal to 1.75 to 1.00
- --------------------------------------------------------------------------------------------------------------------------
greater than 1.75 to 1.00, but less than to                           2.375%                             0%
equal to 2.50 to 1.00
==========================================================================================================================


                  (c) EURO-RATE FUNDING PERIODS. At any time when the Borrower shall select, convert to or renew the Euro-Rate Option to apply to any part of the Loans, the Borrower shall specify one (1) or more periods (the "Euro-Rate Funding Periods") during which each such Option shall apply. Such Euro-Rate Funding Periods shall be one (1), two (2), three (3) or six (6) months; PROVIDED, HOWEVER, that:

                             (i) Each Euro-Rate Funding Period shall begin on a London Business Day, and the term "month," when used in connection with a Euro-Rate Funding Period, shall be construed in accordance with prevailing practices in the applicable eurodollar market at the commencement of such Euro-Rate Funding Period, as determined by the Agent (which determination shall be conclusive absent manifest error);

                            (ii) The Borrower may not select a Euro-Rate Funding Period that would end after the Revolving Credit Maturity Date in the case of Revolving Credit Loans or that would end after the Term Loan Maturity Date in the case of the Term Loan; and

                           (iii) The Borrower shall, in selecting any Euro-Rate Funding Period for any portion of the Term Loan, allow for scheduled principal payments thereon and foreseeable mandatory prepayments.

                  (d) TRANSACTIONAL AMOUNTS. Every selection of, conversion from, conversion to or renewal of an interest rate Option and every payment or prepayment of any Loans shall be in a principal amount such that after giving effect thereto the aggregate principal amount of the Base Rate Portion of the Loans or the aggregate principal amount of each Funding Segment of the Euro-Rate Portion of the Loans shall be as set forth below:

         PORTION OR FUNDING SEGMENT                      ALLOWABLE AGGREGATE PRINCIPAL AMOUNTS
         --------------------------                      -------------------------------------

Base Rate Portion                                        Fifty Thousand Dollars ($50,000) or any
                                                         amount in excess thereof; and

Each Funding Segment of the Euro-                        One Million Dollars ($1,000,000) or an
Rate Portion                                             integral multiple of One Hundred Thousand
                                                         Dollars ($100,000) in excess thereof





                  (e)      EURO-RATE UNASCERTAINABLE; IMPRACTICABILITY.  If

                             (i) on any date on which a Euro-Rate would otherwise be set, the Agent, or any Lender (in the case of clause (B) below), shall have determined (which determination shall be conclusive absent manifest error) that:

                           (A) adequate and reasonable means do not exist for
                  ascertaining such Euro-Rate, or

                           (B) a contingency has occurred which materially and
                  adversely affects the interbank eurodollar market; or

                            (ii) at any time any Lender shall have determined (which determination shall be conclusive) that the making, maintenance or funding of any part of the Euro-Rate Portion has been made impracticable or unlawful by compliance by such Lender with any Law or guideline or interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or with any request or directive of any such Governmental Authority (whether or not having the force of law);

then, and in any such event, the Agent or such Lender, as the case may be, may notify the Borrower of such determination (and any Lender giving such notice shall notify the Agent). Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of each of the Lenders to allow the Borrower to select, convert to or renew the Euro-Rate Option shall be suspended until the Agent or such Lender, as the case may be, shall have later notified the Borrower (and any Lender giving such notice shall notify the Agent) of the Agent's or such Lender's determination (which determination shall be conclusive) that the circumstance giving rise to such previous determination no longer exist.

                  If any Lender notifies the Borrower of a determination under subsection (ii) of this Section 2.4(e), the Euro-Rate Portion of the Loans of such Lender (the "Affected Lender") shall automatically be converted to the Base Rate Option as of the date specified in such notice (and accrued interest thereon shall be due and payable on such date).

                  If, at the time the Agent or a Lender makes a determination under subsection (i) or (ii) of this Section 2.4(e), the Borrower previously has notified the Agent that it wishes to select, convert to or renew the Euro-Rate Option with respect to any proposed Loans but such Loans have not yet been made, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option instead of the Euro-Rate Option with respect to such Loans or, in the case of a determination by a Lender, such Loans of such Lender.

                  2.5      CONVERSION OR RENEWAL OF INTEREST RATE OPTIONS.

                  (a) CONVERSION OR RENEWAL. Subject to the provisions of
Section 2.11(b) hereof and the other provisions of this Agreement, and if no Event of Default shall have occurred and be continuing or shall exist, the Borrower may (i) convert any part of its Loans from an interest rate Option to another interest rate Option at any time, and (ii) renew the Euro-Rate Option as to any Funding Segment of the Euro-Rate Portion at the expiration of the Euro-Rate Funding Period for such Funding Segment of the Euro-Rate Portion. Whenever the Borrower desires to convert or renew any interest rate Option, the Borrower shall provide to the Agent Standard Notice setting forth the following information:

                           (w) The date, which shall be a Business Day, on which the proposed conversion or renewal is to be made;

                           (x) The principal amounts selected in accordance with
         Section 2.4(d) hereof of the Base Rate Portion and each Funding Segment of the Euro-Rate Portion to be converted from or renewed;

                           (y) The interest rate Option or Options selected in accordance with Section 2.4(a) hereof and the principal amounts selected in accordance with Section 2.4(d) hereof of the Base Rate Portion and each Funding Segment of the Euro-Rate Portion; and

                           (z) With respect to each Funding Segment to be converted to or renewed, the Euro-Rate Funding Period selected in accordance with Section 2.4(c) hereof to apply to such Funding Segment.

                  Standard Notice having been so provided, after the date specified in such Standard Notice, interest shall be calculated upon the principal amount of the Loans as so converted or renewed. Interest on the principal amount of the Euro-Rate Portion of the Loans converted or renewed (automatically or otherwise) shall be due and payable on the conversion or renewal date (unless otherwise due earlier hereunder) and interest on the principal amount of the Base Rate Portion of the Loans converted or renewed (automatically or otherwise) shall be due and payable on the earlier of the first day of the fiscal quarter immediately succeeding the date on which such conversion or renewal occurred or the Revolving Credit Maturity Date, in the case of Revolving Credit Loans, or the Term Loan Maturity Date in the case of the Term Loan (unless otherwise due earlier hereunder).

                  (b) FAILURE TO RENEW. Absent due notice from the Borrower of renewal in the circumstances described in Section 2.5(a) hereof, any part of the Euro-Rate Portion for which such notice is not received shall be converted automatically to the Base Rate Option on the last day of the expiring Euro-Rate Funding Period.

                  2.6 PREPAYMENTS GENERALLY. Subject to Section 2.8 hereof with respect to mandatory prepayments, whenever the Borrower desires or is required to prepay any part of its Loans bearing interest at the Euro-Rate Option, it shall provide at least two (2) Business Days' prior written or oral notice to the Agent setting forth the following information:

                  (a) The date, which shall be a Business Day, on which the proposed prepayment is to be made;

                  (b) The total principal amount of such prepayment, which shall be the sum of the principal amounts selected pursuant to clause (c) of this Section 2.6; and

                  (c) The principal amounts selected in accordance with Section 2.4(d) hereof of each part of the Funding Segment of the Euro-Rate Portion to be prepaid.

Notice having been so provided, on the date specified in such notice, the principal amounts of each part of the Euro-Rate Portion specified in such notice, together with interest on each such principal amount to such date, shall be due and payable. Any prepayment of the Base Rate Portion shall be subject to
Section 2.4(d) hereof.

                  2.7 OPTIONAL PREPAYMENTS. The Borrower shall have the right at its option at any time and from time to time to prepay its Loans in whole or part without premium or penalty (subject, however, to Section 2.11(b) hereof). Any such prepayment shall be made in accordance with Section 2.6 hereof.

                  2.8      MANDATORY PREPAYMENTS.

                  (a) REVOLVING CREDIT COMMITTED AMOUNTS; BORROWING BASE DEFICIENCY.

                  (i) If at any time the aggregate Revolving Credit Exposure of the Lenders exceeds the aggregate Revolving Credit Committed Amounts, the Borrower shall immediately prepay the Revolving Credit Loans (and then, to the extent of undrawn Letters of Credit, provide cash collateralization thereof in accordance with the terms hereof) in an aggregate principal amount not less than the amount of such excess together with interest on such principal amount.

                  (ii) If at any time the aggregate Revolving Credit Exposure of the Lenders PLUS the outstanding principal amount of the Term Loan exceeds the Borrowing Base, a borrowing base deficiency ("Borrowing Base Deficiency") shall exist, and the Borrower shall immediately prepay the Revolving Credit Loans (and then, to the extent of undrawn Letters of Credit, provide cash collateralization thereof in accordance with the terms hereof) and prepay the Term Loan in an aggregate principal amount not less than the amount of such Borrowing Base Deficiency, together with interest on such principal amount.

                  (iii) Prepayments of the Revolving Credit Loans under this
Section 2.8(a) shall be applied (i) first, to interest on the principal amount of each Revolving Credit Loan being prepaid, (ii) second, to the principal amount of the Base Rate Portion of the Revolving Credit Loans then outstanding,
(iii) third, to the principal amount of the Euro-Rate Portion of the Revolving Credit Loans then outstanding, (iv) fourth, to the cash collateralization of undrawn Letters of Credit then issued in accordance with the terms of this Agreement, and (v) fifth, in the case of a Borrowing Base Deficiency, in the same order as clauses (i) through (iii) above substituting the phrase "Term Loan" in lieu of "Revolving Credit Loans".

                  (b) EXCESS CASH FLOW PREPAYMENTS. The Borrower shall make mandatory prepayments (each a "Term Loan Mandatory Prepayment") of the Term Loan to the Agent for the ratable benefit of the Lenders annually in the amount of the "Excess Cash Flow" for the then preceding fiscal year of the Borrower, commencing with the fiscal year ending March 31, 1997, but in any event not greater than an amount equal to the principal payments scheduled to be made in the then current fiscal year of the Borrower. Each Term Loan Mandatory Prepayment shall be payable on the date the Borrower furnishes to the Agent the annual financial statements referred to in
Section 6.1(a) of this Agreement. The Borrower shall pay to the Agent on the date of each Term Loan Mandatory Prepayment accrued and unpaid interest to such date on the amount prepaid. Each Term Loan Mandatory Prepayment shall be applied to the balloon payment due on the Term Loan Maturity Date and then to the principal installments of the Term Loan in the inverse order of their maturity.

                  (c) PREPAYMENTS FROM PROCEEDS OF SALE OF GOOD-ALL REAL PROPERTY. The proceeds of the Good-All Sale that are attributable to the Good-All Real Property shall be immediately applied as follows: (i) first, to interest on the principal amount of each Revolving Credit Loan being prepaid,
(ii) second, to the principal amount of the Base Rate Portion of the Revolving Credit Loans then outstanding, (iii) third, to the principal amount of the Euro-Rate Portion of the Revolving Credit Loans then outstanding (iv) fourth, in the same order as clauses (i) through (iii) above substituting the phrase "Term Loan" in lieu of "Revolving Credit Loans", and (v) fifth, to the cash collateralization of undrawn Letters of Credit then issued in accordance with terms of this Agreement.

                  (d) APPLICABILITY OF CERTAIN PROVISIONS. Prepayments required by this Section 2.8 are subject to all of the terms and conditions applicable to prepayments generally pursuant to Section 2.6 hereof and Section 2.11(b) hereof, except that Section 2.6(c) hereof shall not apply to such prepayments to the extent necessary to comply with this Section 2.8. If the Borrower is required to give notice of a prepayment but for any reason fails to give a notice in accordance with the provisions of this Agreement, the amount as to which the Borrower is required to have given notice of prepayment shall nevertheless be deemed due and payable as of the date required to have been prepaid (for purposes of calculating interest on such amounts pursuant to Section 2.10(c) hereof and otherwise); PROVIDED, HOWEVER, that failure to give notice of a prepayment in accordance with the terms of this Agreement shall not be deemed to be an Event of Default if the Borrower prepays when due all amounts required to be prepaid hereunder.

                  2.9 INTEREST PAYMENT DATES. Except to the extent expressly provided otherwise herein, interest on the Base Rate Portion shall be due and payable quarterly in arrears on the last day of each fiscal quarter of the Borrower, commencing on June 30, 1996, and on the Revolving Credit Maturity Date and the Term Loan Maturity Date. Except to the extent expressly provided otherwise herein, interest on each Funding Segment of the Euro-Rate Portion shall be due and payable in arrears on the last day of the corresponding Euro-Rate Funding Period and, if such Euro-Rate Funding Period is longer than three (3) months, also every third (3rd) month anniversary of the first day of such Funding Period during such Euro-Rate Funding Period. After maturity of any part of the Loans (by acceleration or otherwise), interest on such part of the Loans shall be due and payable on demand.

                  2.10 PRO RATA TREATMENT; PAYMENTS GENERALLY; INTEREST ON OVERDUE AMOUNTS.

                  (a) PRO RATA TREATMENT. Each borrowing and conversion and renewal of interest rate Options hereunder shall be made, and all payments made in respect of principal, interest and Revolving Credit Commitment Fees and Letter of Credit Fees due from the Borrower hereunder or under the Notes shall be applied, Pro Rata from and to each Lender, except for (i) payments of interest involving an Affected Lender as provided in Section 2.4(e) hereof, and
(ii) payments to a Lender subject to a withholding deduction under Section 2.12(c) hereof, in which case such borrowings and conversions shall be made, and such payments shall be applied, solely from and to Bank One. The failure of any Lender to make a Loan shall not relieve any other Lender of its obligation to lend hereunder, but neither the Agent nor any Lender shall be responsible for the failure of any other Lender to make a Loan.

                  (b) PAYMENTS GENERALLY. All payments and prepayments to be made by the Borrower in respect of principal, interest, fees, indemnity, expenses or other amounts due from the Borrower hereunder or under any Loan Document shall be payable in Dollars at 12:00 noon, Columbus, Ohio time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, without setoff, counterclaim, withholding or other deduction of any kind or nature, except for payments to a Lender subject to a withholding deduction under Section 2.12(c) hereof. Except for payments under Sections 2.11 and 10.6 hereof, such payments shall be made to the Agent at the Agent's Administrative Office in Dollars in funds immediately available at such Agent's Administrative Office, and payments under Sections 2.11 and 10.6 hereof shall be made to the applicable Lender at such domestic account as it shall specify to the Borrower from time to time in funds immediately available at such account. Any payment or prepayment received by the Agent or such Lender after 12:00 noon, Columbus, Ohio time, on any day shall be deemed to have been received on the next succeeding Business Day. The Agent shall distribute to the Lenders all such payments received by it from the Borrower on the same day as such payments are deemed to have been received hereunder.

                  (c) INTEREST ON OVERDUE AMOUNTS. To the extent permitted by law, after there shall have become due (by acceleration or otherwise) principal, interest, fees, indemnity, expenses or any other amounts due from the Borrower hereunder or under any other Loan Document, such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum (in each case based on a year of three hundred sixty (360) days and actual days elapsed) which for each day shall be equal to the following:

                           (i) In the case of any part of the Euro-Rate Portion of any Loans, (A) until the end of the applicable then-current Euro-Rate Funding Period at a rate per annum two percent (2%) above the rate otherwise applicable to such part, and (B) thereafter in accordance with the following clause (ii); and

                           (ii) In the case of any other amount due from the Borrower hereunder or under any Loan Document, two percent (2%) above the then-current Base Rate Option.

                  2.11     ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES.

                  (a) INCREASED COSTS OR REDUCED RETURN RESULTING FROM TAXES, RESERVES, CAPITAL ADEQUACY REQUIREMENTS, EXPENSES, ETC. If any Law or guideline or interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority (whether or not having the force of law) now existing or hereafter adopted:

                           (i) subjects any Lender to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, commitment fee or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income or overall gross receipts of such Lender imposed by the jurisdictions (federal, state and local) in which the Lender's principal office),

                           (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, other acquisitions of funds by, such Lender (other than requirements expressly included herein in the determination of the Euro-Rate hereunder),

                           (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, any Lender, or (B) otherwise applicable to the obligations of any Lender under this Agreement, or

                           (iv) imposes upon any Lender any other condition or expense with respect to this Agreement, the Notes or its making, maintenance or funding of any Loan,

and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Lender or, in the case of clause (iii) hereof, any Person controlling a Lender, with respect to this Agreement, the Notes or the making, maintenance or funding of any Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on such Lender's or controlling Person's capital, taking into consideration such Lender's or controlling Person's policies with respect to capital adequacy) by an amount which such Lender deems to be material, such Lender may from time to time notify the Borrower of the amount determined in good faith (using any averaging and attribution methods) by such Lender (which determination shall be conclusive absent manifest error) to be necessary to compensate such Lender for such increase, reduction or imposition. Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given, together with an amount equal to interest on such amount from the date two (2) Business Days after the date of such notice until such due date at the Base Rate Option. A certificate by such Lender as to the amount due and payable under this
Section 2.11(a) from time to time and the method of calculating such amount, together with a brief explanation thereof, shall be conclusive absent manifest error. Each Lender agrees that it will use good faith efforts to notify the Borrower of the occurrence of any event that would give rise to a payment under this Section 2.11(a); PROVIDED, HOWEVER, that any failure of such Lender to give any such notice shall have no effect on the Borrower's obligations hereunder (other than by virtue of the fact that such amount is not due and payable hereunder until ten (10) Business Days after such Lender gives such notice).

                  (b) FUNDING BREAKAGE. In addition to all other amounts payable hereunder, if and to the extent for any reason any part of any Funding Segment of any Euro-Rate Portion of the Loans becomes due (by acceleration or otherwise), or is paid, prepaid or converted to another interest rate Option (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due), on a day other than the last day of the corresponding Euro-Rate Funding Period (the date such amount so becomes due, or is so paid, prepaid or converted, being referred to as the "Funding Breakage Date"), the Borrower shall pay each Lender an amount ("Funding Breakage Indemnity"), determined by such Lender, equal to the present value as of the Funding Breakage Date (discounted at the Treasury Rate as of such Funding Breakage Date, and calculated on the basis of a year of three hundred sixty-five
(365) or three hundred sixty-six (366) days, as the case may be, and actual days elapsed) of (A) the principal amount of such Funding Segment of the Loans owing to such Lender which so became due, or which was so paid, prepaid or converted, TIMES (B) the greater of (x) zero (0) or (y) the rate of interest applicable to such principal amount on the Funding Breakage Date MINUS the Treasury Rate as of the Funding Breakage Date,

TIMES (C) the quotient of the number of days from and including the Funding Breakage Date to but not including the last day of such Euro-Rate Funding Period divided by 360. The amount described in the preceding sentence shall be assumed for purposes of such present value calculation to be payable on the last day of the corresponding Euro-Rate Funding Period. Such Funding Breakage Indemnity shall be due and payable on demand, and each Lender shall, upon making such demand, notify the Agent of the amount so demanded. In addition, the Borrower shall, on the due date for payment of any Funding Breakage Indemnity, pay to such Lender an additional amount equal to interest on such Funding Breakage Indemnity from the Funding Breakage Date to but not including such due date at the Base Rate Option (calculated on the basis of a year of three hundred sixty
(360) days and actual days elapsed). The amount payable to each Lender under this Section 2.11(b) shall be determined in good faith by such Lender, and such determination shall be conclusive absent manifest error.

                  2.12     TAXES.

                  (a) PAYMENTS NET OF TAXES. All payments made by the Borrower under this Agreement or any other Loan Document shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all liabilities with respect thereto, EXCLUDING

                           (i) in the case of the Agent and each Lender, income or franchise taxes imposed on the Agent or such Lender by the jurisdiction under the laws of which the Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein or as a result of a connection between such Lender and any jurisdiction other than a connection resulting solely from this Agreement and the transactions contemplated hereby, and

                           (ii) in the case of each Lender, income or franchise taxes imposed by any jurisdiction in which such Lender's lending offices which make or book Loans are located or any political subdivision or taxing authority thereof or therein

(all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld or deducted from any amounts payable to the Agent or any Lender under this Agreement or any other Loan Document, the Borrower shall pay the relevant amount of such Taxes and the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents. Whenever any Taxes are paid by the Borrower with respect to payments made in connection with this Agreement or any other Loan Document, as promptly as possible thereafter, the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof.

                  (b) INDEMNITY. The Borrower hereby indemnifies the Agent and each of the Lenders for the full amount of all Taxes attributable to payments by or on behalf of the Borrower to the Agent or such Lender hereunder or under any of the other Loan Documents, any non-refunded Taxes paid by the Agent or such Lender, as the case may be, and any present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any Taxes (including any incremental Taxes, interest or penalties that may become payable by the Agent or such Lender as a result of any failure to pay such Taxes), whether or not such Taxes were correctly or legally asserted, other than claims, liabilities or losses incurred by the Agent or such Lender as a result of its gross negligence or willful misconduct. Such indemnification shall be made within thirty (30) days from the date such Lender or the Agent, as the case may be, makes written demand therefor.

                  (c) WITHHOLDING AND BACKUP WITHHOLDING. Each Lender that is incorporated or organized under the laws of any jurisdiction other than the United States or any State thereof agrees that, on or prior to the date any payment is due to be made to it hereunder or under any other Loan Document, it will furnish to the Borrower and the Agent

                             (i) two (2) valid, duly completed copies of United States Internal Revenue Service Form 4224 or United States Internal Revenue Form 1001 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, and

                            (ii) a valid, duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax.

Each Lender which so delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, agrees to deliver to the Borrower and the Agent two (2) further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax, or after the occurrence of any event requiring a change in the most recent form previously delivered by it, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Agent, certifying in the case of a Form 1001 or Form 4224 that such Lender is entitled to receive payments under this Agreement or any other Loan Document without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including any changes in Law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.


                                    ARTICLE 3
                        THE LETTER OF CREDIT SUBFACILITY
                        --------------------------------

                  3.1 THE LETTER OF CREDIT SUBFACILITY.

                  (a) GENERAL. Subject to the terms and conditions of this Agreement, and relying upon the representations and warranties herein and therein set forth and upon the agreements of the Lenders set forth in Sections
3.3 and 3.4 hereof, the Issuing Bank may issue for the account of the Borrower standby letters of credit (each, as amended, modified or supplemented from time to time, a "Standby Letter of Credit") and merchandise letters of credit (each, as amended, modified, or supplemented from time to time, a "Commercial Letter of Credit") (Standby Letters of Credit and Commercial Letters of Credit being collectively referred to as "Letters of Credit") at any time or from time to time on or after the date hereof. The Borrower shall not request any Letter of Credit to be issued except within the following limitations: (i) no Letter of Credit shall be issued later than thirty (30) days before the Revolving Credit Maturity Date, (ii) at the time any Letter of Credit is issued, the aggregate Revolving Credit Exposures of the Lenders (after giving effect to issuance of the requested Letter of Credit) shall not exceed the sum of the Revolving Credit Committed Amounts of the Lenders at such time, and (iii) on the date of issuance of any Letter of Credit (and after giving effect to such issuance) the aggregate Letter of Credit Exposure shall not exceed Three Million Dollars ($3,000,000).


                  (b) TERMS OF LETTERS OF CREDIT. The Borrower shall not request any Letter of Credit to be issued except within the following limitations. Each Letter of Credit (i) shall have an expiration date no later than the earlier of
(A) twelve (12) months after the date of issuance thereof or (B) twenty (20) days prior to the Revolving Credit Maturity Date, (ii) shall be denominated in Dollars, and (iii) shall be payable only against sight drafts, unless otherwise approved by the Issuing Bank.

                  (c) PURPOSES OF LETTERS OF CREDIT. Each Letter of Credit shall be satisfactory in form, substance and beneficiary to the Issuing Bank in its sole discretion. Each Standby Letter of Credit shall be used by the Borrower as a standby letter of credit to provide credit enhancement for commercial transactions on a standby basis, workers' compensation obligations, contract performance guarantees, leasing arrangements and like bonding requirements, all in the ordinary course of business of the Borrower. Each Commercial Letter of Credit shall be used by the Borrower as a means of the direct payment for goods to be used by the Borrower, all in the ordinary course of business of the Borrower. The provisions of this Section 3.1(c) represent only an obligation of the Borrower to the Issuing Bank and the Lenders; the Issuing Bank shall have no obligation to the Lenders to ascertain the purpose of any Letter of Credit, and the rights and obligations of the Lenders and the Issuing Bank among themselves shall not be impaired or affected by a breach of this Section 3.1(c).

                  (d) LETTER OF CREDIT FEE. The Borrower shall pay to the Agent for the Pro Rata account of each Lender a fee (the "Letter of Credit Fee") equal to one percent (1.00%) per annum (based on a year of three hundred sixty (360) days and actual days elapsed) of the Stated Amount of each Standby Letter of Credit for each day from and including the date of issuance thereof to and including the date of expiration or termination set forth therein. Such Letter of Credit Fee shall be due and payable on the date of issuance of each Standby Letter of Credit and on the date of any extension thereof.

                  (e) [INTENTIONALLY OMITTED]

                  (f) ADMINISTRATION FEES. In addition, the Borrower shall pay to the Agent, for the sole account of the Issuing Bank, such other administration, maintenance, amendment, drawing, issuance fee and negotiation fees as may be customarily charged by the Issuing Bank from time to time in connection with letters of credit.

                  3.2 PROCEDURE FOR ISSUANCE AND AMENDMENT OF LETTERS OF CREDIT.

                  (a) REQUEST FOR ISSUANCE. The Borrower may from time to time request, upon notice delivered at least three (3) Business Days' prior to the proposed date of issuance, that the Issuing Bank issue (or cause another Affiliate of the Issuing Bank selected by the Issuing Bank to issue) a Letter of Credit by:

                             (i) delivering to the Issuing Bank (or such Affiliate as the Issuing Bank may from time to time designate) and the Agent a written request to such effect, specifying the proposed date on which such Letter of Credit is to be issued, the expiration date thereof, and the Stated Amount thereof, and

                            (ii) delivering to the Issuing Bank an application, in the form attached as Exhibit B-1 for Standby Letters of Credit (the "Standby Letter of Credit Application") or Exhibit B-2 for Commercial Letters of Credit (the "Commercial Letter of Credit Application" and, together with the Standby Letter of Credit Application, the "Letter of Credit Applications"), completed to the satisfaction of the Issuing Bank, together with such other certificates, documents and other papers and information as the Issuing Bank may request.

Upon receipt of the foregoing, the Issuing Bank shall promptly notify the Agent (by telephone or otherwise), and the Issuing Bank shall furnish the Agent with the proposed form of Letter of Credit to be issued. The Agent shall, promptly upon receiving such notice, notify the Lenders of such proposed Letter of Credit (which notice shall specify the Stated Amount and term of such proposed Letter of Credit), and shall determine, as of the close of business on the Business Day before such proposed issuance, whether such proposed Letter of Credit complies with the limitations set forth in Sections 3.1(a), 3.1(b) and 3.1(c) hereof. Unless (A) such limitations are not satisfied, or (B) the Required Lenders shall have given notice to the Agent to cease issuing Letters of Credit pursuant to
Section 3.2(c)(iii) hereof, the Agent shall notify the Issuing Bank (in writing or by telephone promptly confirmed in writing) that the Issuing Bank is authorized to issue such Letter of Credit and, unless any other applicable condition specified in this Article 3 or the Letter of Credit Application has not been satisfied or unless any applicable condition set forth in Article 5 hereof has not been satisfied, the Issuing Bank shall issue the Letter of Credit on the date requested by the Borrower pursuant to Section 3.2(a)(i) hereof. The Issuing Bank shall deliver the original of such Letter of Credit to the beneficiary thereof or as the Borrower shall otherwise direct, and shall promptly notify the Agent thereof and furnish a copy thereof to the Agent.

                  (b) REQUEST FOR EXTENSION OR INCREASE. The Borrower may from time to time request the Issuing Bank to extend the expiration date of an outstanding Letter of Credit or increase the Undrawn Availability of such Letter of Credit. Such extension or increase shall for all purposes hereunder be treated as though the Borrower had requested issuance of a Letter of Credit hereunder (except only that the Issuing Bank may, if it elects, issue a notice of extension or increase in lieu of issuing a new Letter of Credit in substitution for the outstanding Letter of Credit).

                  (c)      LIMITATIONS ON ISSUANCE, EXTENSION AND AMENDMENT.

                             (i) Except as otherwise set forth herein, as between the Borrower, on the one hand, and the Issuing Bank, the Agent and the Lenders, on the other hand, issuance or extension of any Letter of Credit is within the discretion of the Issuing Bank.

                            (ii) As between the Issuing Bank, on the one hand, and the Agent and the Lenders, on the other hand, the Issuing Bank shall be justified and fully protected in issuing a Letter of Credit after receiving authorization from the Agent as provided in Section 3.2(a) hereof, notwithstanding any subsequent notices to the Issuing Bank, any knowledge of an Event of Default or Possible Default, any knowledge of failure of any condition specified in Section 5.2 hereof to be satisfied, any other knowledge of the Issuing Bank, or any other event, condition or circumstance whatever. Upon the request of Borrower in writing, with the consent of the beneficiary thereof, the Issuing Bank may amend, modify or supplement Letters of Credit or Letter of Credit Applications, or waive compliance with any condition of issuance or payment, without the consent of, and without liability to, the Agent or any Lender, provided that any such amendment, modification or supplement that extends the expiration date or increases the Letter of Credit Undrawn Availability of an outstanding Letter of Credit shall be subject to Section 3.2(b) hereof.

                           (iii) As between the Agent, on the one hand, and the Lenders, on the other hand, the Agent shall not authorize issuance of any Letter of Credit if the Agent shall have received, at least two (2) Business Days before authorizing such issuance, from the Required Lenders an unrevoked written notice that any condition precedent set forth in Section 5.2 will not be satisfied and expressly requesting that the Agent direct the Issuing Bank to cease to issue Letters of Credit. Absent any such notice, or unless the Agent determines that the applicable limitations set forth in Sections 3.1(a), 3.1(b) and 3.1(c) hereof are not satisfied or if the Agent has actual knowledge of an Event of Default or Possible Default or any knowledge of failure of any condition specified in Section 5.2 hereof to be satisfied, the Agent shall be justified and fully protected, as against the Lenders, in authorizing the Issuing Bank to issue such Letter of Credit, notwithstanding any subsequent notices to the Agent, any other knowledge of the Agent, or any other event, condition or circumstance whatever.

                  3.3      LETTER OF CREDIT PARTICIPATING INTERESTS.

                  (a) GENERALLY. Concurrently with the issuance of each Letter of Credit, the Issuing Bank automatically shall be deemed, irrevocably and unconditionally, to have sold, assigned, transferred and conveyed to each other Lender, and each other Lender automatically shall be deemed, irrevocably and unconditionally, severally to have purchased, acquired, accepted and assumed from the Issuing Bank, without recourse to, or representation or warranty by, the Issuing Bank, an undivided interest, in a proportion equal to such Lender's Pro Rata share, in all of the Issuing Bank's rights and obligations in, to or under such Letter of Credit, the related Letter of Credit Application, the Reimbursement Obligations and all collateral, guarantees and other rights from time to time directly or indirectly securing the foregoing (such interest of each Lender being referred to herein as a "Letter of Credit Participating Interest"). Amounts other than Letter of Credit Reimbursement Obligations and Letter of Credit Fees payable from time to time under or in connection with a Letter of Credit or Letter of Credit Application shall be for the sole account of the Issuing Bank. On the date that any Purchasing Lender becomes a party to this Agreement in accordance with Section 10.14 hereof, Letter of Credit Participating Interests in any outstanding Letters of Credit held by the Lender from which such Purchasing Lender acquired its interest hereunder shall be proportionately reallotted between such Purchasing Lender and such transferor Lender.

                  (b) OBLIGATIONS ABSOLUTE. Notwithstanding any other provision hereof, each Lender hereby agrees that its obligation to participate in each Letter of Credit issued in accordance herewith, its obligation to make the payments specified in Section 3.4 hereof, and the right of the Issuing Bank to receive such payments in the manner specified therein, are each absolute, irrevocable and unconditional and shall not be affected by any event, condition or circumstance whatever. The failure of any Lender to make any such payment shall not relieve any other Lender of its funding obligation hereunder on the date due, but no Lender shall be responsible for the failure of any other Lender to meet its funding obligations hereunder.

                  3.4      LETTER OF CREDIT DRAWINGS AND REIMBURSEMENTS.

                  (a) BORROWER'S REIMBURSEMENT OBLIGATION. If the Issuing Bank makes a payment under any Letter of Credit, the Issuing Bank shall promptly notify the Agent (which notice may be by telephone) and the Agent shall promptly notify the Borrower (which notice may be by telephone) of such payment. The Borrower hereby agrees to reimburse the Issuing Bank, by making payment to the Agent for the account of the Issuing Bank in accordance with Section 2.10(b) hereof, on the day of such notice of such payment made by the Issuing Bank under any Letter of Credit, without further notice, protest or demand, all of which are hereby waived, and an action therefor shall immediately accrue. To the extent such payment is not timely made, the Borrower hereby agrees to pay to the Agent, for the account of the Issuing Bank, on demand, interest on any Unreimbursed Draws for each day from and including the date of such payment by the Issuing Bank until paid (before and after judgment) in accordance with
Section 2.10(c) hereof, at the rate per annum set forth in Section 2.10(c)(ii) hereof.

                  (b) PAYMENT BY LENDERS ON ACCOUNT OF UNREIMBURSED DRAWS. If the Issuing Bank makes a payment under any Letter of Credit and is not reimbursed in full therefor on the date when due in accordance with Section 3.4(a) hereof, the Issuing Bank will promptly notify the Agent thereof (which notice may be by telephone), and the Agent shall forthwith notify each Lender (which notice may be by telephone) thereof. No later than the Agent's close of business on the date such notice is given if such notice is given before 12:00 noon, Columbus, Ohio time, or the next Business Day, if such notice is given after 12:00 noon, Columbus, Ohio time, each such Lender will pay to the Agent, for the account of the Issuing Bank, in immediately available funds, an amount equal to such Lender's Pro Rata share of the unreimbursed portion of such payment by the Issuing Bank. If and to the extent that any Lender fails to make such payment to the Agent for the account of the Issuing Bank on such date, such Lender shall pay such amount on demand, together with interest, for the Issuing Bank's own account, for each day from and including the date such payment is due to and including the date of repayment to the Issuing Bank (before and after judgment) at the following rates per annum: (x) for each day from and including the date of such payment by the Issuing Bank to and including the second (2nd) Business Day thereafter, at the Federal Funds Effective Rate plus one-half of one percent (0.50%) for each such day, and (y) for each day thereafter, at the rate applicable to Unreimbursed Draws for each such day.

                  (c) DISTRIBUTIONS TO PARTICIPANTS. If, at any time, after the Issuing Bank has made an Unreimbursed Draw and has received from any Lender such Lender's share of such Letter of Credit Unreimbursed Draw, and the Issuing Bank receives any payment or makes any application of funds on account of the Reimbursement Obligation arising from such Unreimbursed Draw, the Issuing Bank will pay to the Agent, for the account of such Lender, such Lender's Pro Rata share of such payment.

                  (d) RESCISSION. If any amount received by the Issuing Bank on account of any Reimbursement Obligation shall be avoided, rescinded or otherwise returned or paid over by the Issuing Bank for any reason at any time, whether before or after the termination of this Agreement (or the Issuing Bank believes that such avoidance, rescission, return or payment is required, whether or not such matter has been adjudicated), each such Lender will, promptly upon notice from the Agent or the Issuing Bank, pay over to the Agent for the account of the Issuing Bank its Pro Rata share of such amount, together with its Pro Rata share of any interest or penalties payable with respect thereto.

                  (e) EQUALIZATION. If any Lender receives any payment or makes any application on account of its Letter of Credit Participating Interest, such Lender shall forthwith pay over to the Issuing Bank, in Dollars and in like kind of funds received or applied by it the amount in excess of such Lender's Pro Rata share of the amount so received or applied.

                  3.5 OBLIGATIONS ABSOLUTE. The payment obligations of the Borrower under Section 3.4 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                  (a) any lack of validity or enforceability of this Agreement, any Letter of Credit, any Letter of Credit Application or any other Loan Document;

                  (b) the existence of any claim, set-off, defense or other right which the Borrower or any other Person may have at any time against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), the Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or any unrelated transaction;

                  (c) any draft, certificate, statement or other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect; PROVIDED, HOWEVER, that payment by the Issuing Bank under such Letter of Credit against presentation of such draft, certificate, statement or other document shall not have constituted gross negligence or willful misconduct; or

                  (d) any other event, condition or circumstance whatever, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that payment by the Issuing Bank of any Letter of Credit in light of such event, condition or circumstance shall not have constituted gross negligence or willful misconduct.

The Borrower bears the risk of, and none of the Agent, the Lenders or the Issuing Bank, nor any of their respective directors, officers, employees, attorneys or agents, shall be liable or responsible for any of the foregoing matters, the use which may be made of any Letter of Credit, or acts or omissions of the beneficiary or any transferee in connection therewith.

                  3.6 ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES. Without limitation of any provision of Section 2.11(a) hereof, each Issuing Bank and each Lender shall be entitled to the benefit of Section 2.11(a) hereof, and the Borrower shall pay additional compensation to each Issuing Bank and each Lender in accordance with such Section 2.11(a) in respect of this Agreement, the Letters of Credit and Letter of Credit Participating Interests, to the same extent and in the same manner as if the word "Lender," in each place in which it occurs in such Section 2.11(a), were replaced with "Lender or Issuing Bank," and the word "Loan," in each place in which it occurs in such
Section 2.11(a), were replaced with "Loan," "Letter of Credit" or "Letter of Credit Participating Interest."

                  3.7 FURTHER ASSURANCES. The Borrower hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by the Issuing Bank more fully to effect the purposes of this Agreement, the Letter of Credit Applications and the issuance of the Letters of Credit hereunder.

                  3.8 LETTER OF CREDIT APPLICATIONS. The representations, warranties and covenants by the Borrower, and the rights and remedies of the Issuing Bank, under a Letter of Credit Application relating to any Letter of Credit are in addition to, and not in limitation or derogation of, representations, warranties and covenants by the Borrower, and the rights and remedies of the Issuing Bank and the Lenders, under this Agreement, the other Loan Documents and applicable Law. The Borrower acknowledges and agrees that all rights of the Issuing Bank under any Letter of Credit Application shall inure to the benefit of each Lender to the extent of its Commitment Percentage as fully as if such Lender was a party to such Letter of Credit Application. In the event of any inconsistency between the terms of this Agreement and any Letter of Credit Application, this Agreement shall prevail.

                  3.9 CASH COLLATERAL FOR LETTERS OF CREDIT.

                  (a) The Borrower agrees that without limitation of other rights and remedies under this Agreement or any other Loan Document or at law or in equity, following the occurrence and during the continuance of any Event of Default, it shall, immediately upon request from time to time by the Agent delivered at the request of the Required Lenders (or, in case of an Event of Default referred to in Section 8.1(m) or (n) hereof, automatically upon the occurrence of such Event of Default without any such notice under this Section 3.9(a)) pay to the Agent in Dollars and in immediately available funds an amount equal to the excess of the aggregate Letter of Credit Exposure at such time over the balance in the LC Collateral Account. Any amounts so received by the Agent shall be deposited by the Agent into the LC Collateral Account. In addition, all amounts referred to in Section 3.1(b) shall be deposited into the LC Collateral Account in accordance with the terms thereof.

                  (b) LC COLLATERAL ACCOUNT.

                             (i) The Agent shall maintain in its own name (in its capacity as Agent) an interest bearing deposit account (the "LC Collateral Account") over which the Agent shall have sole dominion and control, and the Borrower shall have no right to withdraw or to cause the Agent to withdraw early, funds deposited therein. The Agent shall deposit into the LC Collateral Account such funds as this Agreement requires or permits to be paid therein pursuant to Section 3.9(a).

                            (ii) The Agent shall apply funds in the LC
         Collateral Account: (A) on account of Reimbursement Obligations as and when the same become due and payable if and to the extent that the Borrower fails directly to pay the same, and (B) if no Reimbursement Obligations are due and payable and the balance of the LC Collateral Account exceeds the aggregate Letter of Credit Exposure, the excess shall be applied on account of the Obligations as the same become due and payable in accordance with Section 8.2 hereof. In the event that the Event of Default which triggered the Borrower's obligation to deposit funds in the LC Collateral Account shall have been waived in accordance with the terms hereof, the Agent shall release to the Borrower all remaining funds in the LC Collateral Account promptly following demand by the Borrower. In addition, if all Obligations have been paid in full, all Commitments have been terminated and all Letters of Credit have expired, promptly following demand by the Borrower the Agent shall release to the Borrower all remaining funds in the LC Collateral Account.

                           (iii) The provisions of this Section 3.9 shall survive the payment of the Loans, termination of this Agreement and all other events whatever and shall continue in effect until all Letters of Credit shall have expired and all Reimbursement Obligations in respect of all Letters of Credit (and all fees and interest thereon) shall have been paid in full.

                  3.10 INDEMNIFICATION OF ISSUING BANK. The Borrower hereby agrees to indemnify and hold the Issuing Bank and its officers, directors, employees, attorneys and agents ("LC Indemnified Parties") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses of any nature whatsoever (including without limitation reasonable attorneys' fees) which at any time may be imposed upon, incurred by, or asserted against such LC Indemnified Party in any way arising from or relating to the execution, delivery or use or transfer of, or payment of, or failure to pay under, or use of proceeds of, any Letter of Credit, except for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the Issuing Bank's gross negligence or willful misconduct in connection with the matters referred to in Sections 3.5(c) and (d) hereof. Without limiting the foregoing obligation, each Lender agrees to reimburse and indemnify the Issuing Bank, Pro Rata, for and against any and all amounts required to be reimbursed by the Borrower pursuant to the preceding sentence but not so reimbursed. The agreements in this Section 3.10 shall survive the payment of the Loans, termination of this Agreement and all other events whatever.

                  3.11 THE ISSUING BANK AND THE LENDERS.

                  (a) The Issuing Bank may consult with legal counsel (including counsel for the Borrower or for any other party in interest), independent public accountants and any other experts selected by it and shall not be liable to the Lenders for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

                  (b) The Issuing Bank shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents. The duties of the Issuing Bank shall be mechanical and administrative in nature; the Issuing Bank shall not by reason of this Agreement or the other Loan Documents have a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Issuing Bank any obligations in respect of this Agreement or any other Loan Document (including but not limited to any Letter of Credit or Letter of Credit Application) except as expressly set forth herein and therein. Each Lender expressly acknowledges: (i) that the Issuing Bank has not made any representations or warranties to it and that no act by the Issuing Bank hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Issuing Bank to any Lender; (ii) that it has made and will make its own independent investigation of the financial condition and affairs, and its own appraisal of the creditworthiness, of the Borrower, and its own evaluation of this Agreement and the other Loan Documents; and (iii) that the Issuing Bank shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information except as otherwise provided herein, whether coming into its possession before the issuance of any Letter of Credit hereunder or at any time or times thereafter, except for notices, reports or other documents which this Agreement or another Loan Document expressly requires to be furnished to the Lenders by the Issuing Bank hereunder or thereunder. Without limitation, each Lender hereby acknowledges that the Issuing Bank has not made, will not make and hereby expressly excludes any representations or warranties concerning the execution, delivery, legality, validity or enforceability of this Agreement or any of the other Loan Documents, or any recital, representation, warranty, document, certificate, report or statement made herein or in any of the other Loan Documents or made or furnished under or in connection with this Agreement or any of the other Loan Documents.

                  (c) The Issuing Bank shall handle all matters concerning the Letters of Credit in accordance with its usual practice in managing its own affairs in the ordinary course of its business; but notwithstanding any other provision of this Agreement, neither the Issuing Bank nor any of its directors, officers, employees, attorneys or agents shall be liable to any Lender for any action taken or omitted to be taken by it or them hereunder or under any of the other Loan Documents (including but not limited to the Letters of Credit and Letter of Credit Applications) or in connection herewith or therewith, unless caused by its own gross negligence or willful misconduct. The Issuing Bank shall not in any circumstances (i) be responsible in any manner to any of the Lenders for the execution, delivery, legality, validity or enforceability of this Agreement or any of the other Loan Documents, or for any recital, representation, warranty, document, certificate, report or statement made herein or in any of the other Loan Documents or made or furnished under or in connection with this Agreement or any of the other Loan Documents, (ii) be under any obligation to any of the Lenders to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions in this Agreement or any of the other Loan Documents on the part of the Borrower, or the financial condition of the Borrower, or the existence or possible existence of any Event of Default or Possible Default.

                  (d) The Issuing Bank shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the existence or possible existence of any Event of Default or Possible Default, or to give notice of any such of which it is aware.

                  (e) The Issuing Bank shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper party or parties, and upon opinions of counsel and other professional advisers selected by the Issuing Bank. The Issuing Bank shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  (f) The Issuing Bank shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Issuing Bank, and the terms "Lenders" or "holders of Notes" shall include the Issuing Bank in its individual capacity. The Issuing Bank and its affiliates may, without liability to account, make loans to, accept deposits from, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Borrower and its Subsidiaries and their respective stockholders and affiliates as though it were not acting as Issuing Bank hereunder. The parties hereto intend that the Letter of Credit Participating

Interests represent commercial transactions, and not investments or securities for purposes of any securities law.


                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                  The Borrower hereby represents and warrants to the Agent and each Lender as follows:

                  4.1 CORPORATE STATUS. The Borrower and each Subsidiary of the Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Borrower and each Subsidiary of the Borrower has corporate power and authority to own its property and to transact the business in which it is engaged or presently proposes to engage. The Borrower and each Subsidiary of the Borrower is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary or advisable or where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.
Schedule 4.1 hereto states as of the date hereof the jurisdiction of incorporation of the Borrower and each Subsidiary of the Borrower, and the jurisdictions in which the Borrower and each Subsidiary of the Borrower is qualified to do business as a foreign corporation.

                  4.2 CORPORATE POWER AND AUTHORIZATION. The Borrower and each Subsidiary of the Borrower has corporate power and authority to execute, deliver and perform each Loan Document to which it is a party, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part.

                  4.3 EXECUTION AND BINDING EFFECT. This Agreement and each other Loan Document to which the Borrower or any Subsidiary of the Borrower is a party and which is required to be delivered on or before the Closing Date pursuant to Section 5.1 hereof has been duly and validly executed and delivered by the Borrower or such Subsidiary, as the case may be. This Agreement and each such other Loan Document constitutes, and each other Loan Document when executed and delivered by the Borrower and each applicable Subsidiary will constitute, the legal, valid and binding obligation of the Borrower and each Subsidiary of the Borrower which is a party thereto, as the case may be, enforceable against the Borrower or such Subsidiary of the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles (whether enforcement thereof is sought by proceedings at law or in equity).

                  4.4 GOVERNMENTAL APPROVALS AND FILINGS. No approval, order, consent, authorization, license or permit or other action by, or filing or registration with, or notice to, any Governmental Authority (a "Governmental Action") is or will be necessary in connection with execution, delivery and performance of any Loan Document, consummation of the transactions herein or therein contemplated, or to ensure the legality, validity, binding effect, or enforceability hereof or thereof.

                  4.5 ABSENCE OF CONFLICTS. Except as described on Schedule 4.5 hereto, neither the execution, delivery and performance of any Loan Document, nor consummation of the transactions herein or therein contemplated, does or will (a) violate or conflict with any Law, or (b) violate or conflict with or result in a breach of any term or condition of, or constitute a default under, or result in any Lien upon any of property of the Borrower or any Subsidiary of the Borrower pursuant to, under or in connection with (i) the articles of incorporation or by-laws (or other constituent documents) of the Borrower or any Subsidiary of the Borrower, or (ii) any agreement or instrument creating, evidencing or securing any Indebtedness or any other agreement or instrument to which the Borrower or any Subsidiary of the Borrower is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound, the violation of or breach of or default under which would have a Material Adverse Effect.

                  4.6 FINANCIAL STATEMENTS; NO MATERIAL CHANGES; PROJECTIONS. The Borrower has furnished to the Lenders consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the last day of fiscal year ended March 31, 1995 and the related statements of income, cash flows and changes in stockholders' equity for such fiscal year then ended, as examined and audited by Price Waterhouse LLP, independent certified public accountants for the Borrower, who delivered an unqualified opinion in respect thereof. Such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its Subsidiaries as of the end of that fiscal year and the results of their operations and their cash flows for that fiscal years, all in conformity with GAAP. The Borrower has also furnished to the Lenders interim unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of the fiscal quarter ended December 31, 1995, together with the related statements of income and cash flows for that fiscal period. Such financial statements present fairly the financial condition of the Borrower and its Subsidiaries as of the end of that fiscal quarter and the results of their operations and their cash flows for that fiscal quarter, all in conformity with GAAP, subject to normal and recurring year-end audit adjustments. Since December 31, 1995, there has been no event, circumstance or condition which amounts to or could cause a Material Adverse Effect.

                  4.7 ACCURATE AND COMPLETE DISCLOSURE. All information heretofore, contemporaneously or hereafter provided by or on behalf of the Borrower or any Subsidiary of the Borrower to the Agent or any Lender pursuant to or in connection with any Loan Document or any transaction contemplated hereby or thereby is or will be (as the case may be) true and accurate in all material respects on the date as of which such information is dated (or, if not dated, when received by the Agent or such Lender, as the case may be) and does not or will not (as the case may be) omit to state any material fact necessary to make such information not misleading at such time in light of the circumstances in which it was provided.

                  4.8 SOLVENCY. On and as of the Closing Date, after giving effect to all Loans and other obligations and liabilities being incurred on such date in connection therewith, and on the date of each subsequent Loan hereunder and after giving effect to application of the proceeds thereof in accordance with the terms of the Loan Documents, the Borrower and each Subsidiary of the Borrower is and will be Solvent.

                  4.9 MARGIN REGULATIONS. No part of the proceeds of any Loan hereunder will be used for the purpose of buying or carrying any "margin stock," as such term is used in Regulations G and U of the Board of Governors of the Federal Reserve System, as amended from time to time, or to extend credit to others for the purpose of buying or carrying any "margin stock." Neither the Borrower nor any Subsidiary of the Borrower is engaged in the business of extending credit to others for the purpose of buying or carrying "margin stock." Neither the Borrower nor any Subsidiary of the Borrower owns any "margin stock." Neither the making of any Loan nor any use of proceeds of any such Loan will violate or conflict with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as amended from time to time.

                  4.10 SUBSIDIARIES. Schedule 4.10 hereto states as of the date of this Agreement the authorized capitalization of each Subsidiary of the Borrower, the number of shares of each class of capital stock issued and outstanding of each such Subsidiary, and the number and percentage of outstanding shares of each such class of capital stock owned by the Borrower and by each such Subsidiary. The outstanding shares of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. The Borrower and each Subsidiary of the Borrower owns beneficially and of record and has good title to all of the shares it is listed as owning in such Schedule 4.10, free and clear of any Lien. There are no options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate any Subsidiary of the Borrower to issue any shares of its capital stock or any other securities.

                  4.11 PARTNERSHIPS, ETC. Neither the Borrower nor any Subsidiary of the Borrower is a partner (general or limited) of any partnership, is a party to any joint venture or owns (beneficially or of record) any equity or similar interest in any Person, except for (a) capital stock of Subsidiaries referred to in Section 4.10 hereof and (b) matters set forth in Schedule 4.11 hereto.

                  4.12 LITIGATION. There is no pending or (to the best knowledge of the Borrower after due inquiry) threatened action, suit, proceeding or investigation by or before any Governmental Authority or other Person against or affecting the Borrower or any Subsidiary of the Borrower, except for (x) matters set forth in Schedule 4.12 hereto, which matters individually or in the aggregate are not likely to have a Material Adverse Effect, (y) matters described in the financial statements referred to in Section 4.6 hereof and (z) matters that if adversely decided, individually or in the aggregate, could not have a Material Adverse Effect.

                  4.13 ABSENCE OF EVENTS OF DEFAULT. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Possible Default.

                  4.14 ABSENCE OF OTHER CONFLICTS. Neither the Borrower nor any Subsidiary of the Borrower is in violation of or conflict with: (a) any Law (other than Environmental Laws), (b) its articles of incorporation or by-laws (or other constituent documents), or (c) any agreement or instrument to which it is party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, except for matters that, individually or in the aggregate, could not have a Material Adverse Effect.

                  4.15 INSURANCE. The Borrower and each Subsidiary of the Borrower maintains with financially sound and reputable insurers not related to or affiliated with the Borrower or any Subsidiary of the Borrower insurance with respect to its properties and business and against at least such liabilities, casualties and hazards and in at least such types and amounts as is customary in the case of corporations engaged in the same or a similar business.

                  4.16 TITLE TO PROPERTY. The Borrower and each Subsidiary of the Borrower has good and marketable title in fee simple to all real property owned or purported to be owned by it and good title to all other property of whatever nature owned or purported to be owned by it, including but not limited to all property reflected in the most recent audited balance sheet referred to in Section 4.6 hereof or submitted pursuant to Section 6.1(a) hereof, as the case may be (except as sold or otherwise disposed of in the ordinary course of business and as permitted by this Agreement after the date of such balance sheet), in each case free and clear of all Liens, except for the Permitted Liens. The Borrower and each Subsidiary of the Borrower owns, or is licensed or otherwise has the right to use, all the patents, trademarks, service marks, names (trade, service, fictitious or otherwise), copyrights, technology (including but not limited to computer programs and software), processes, data bases and other rights, free from unduly burdensome restrictions, necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others, except for such conflicts that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  4.17 TAXES. All tax and information returns required to be filed by or on behalf of the Borrower or each Subsidiary of the Borrower have been properly prepared, executed and filed. All taxes, assessments and other governmental charges upon the Borrower or each Subsidiary of the Borrower or upon any of their respective properties, incomes, sales or franchises which are due and payable have been paid other than those not yet delinquent and payable without premium or penalty, and except for those being diligently contested in good faith by appropriate proceedings, and in each case adequate reserves and provisions for those taxes, as determined in accordance with GAAP, have been made on the books of the Borrower and each Subsidiary of the Borrower. The reserves and provisions for taxes on the books of the Borrower and each Subsidiary of the Borrower are adequate. Neither the Borrower nor any Subsidiary of the Borrower knows of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against). The federal income tax liabilities of the Borrower and each of its Subsidiaries have been finally determined by the Internal Revenue Service and other relevant taxing authorities, or the time for audit has expired, for all fiscal periods ending on or prior to the last day of fiscal year ended March 31, 1993 and all such liabilities (including all deficiencies assessed following audit) have been satisfied. Schedule 4.17 hereto describes all tax sharing arrangements or agreements to which the Borrower or any Subsidiary of the Borrower is subject or bound.


                  4.18 EMPLOYEE BENEFITS. With respect to any Plan, which plan is now or previously has been maintained or contributed to by the Borrower or any ERISA Affiliate: (a) no "accumulated funding deficiency" as defined in Code sec. 412 or ERISA sec. 302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no Reportable Event has occurred; (c) no termination of any plan subject to Title IV of ERISA has occurred; (d) neither the Borrower nor any ERISA Affiliate has incurred a "complete withdrawal" within the meaning of ERISA sec. 4203 from any Multiemployer Plan; (e) neither the Borrower nor any ERISA Affiliate has incurred a "partial withdrawal" within the meaning of ERISA sec. 4205 with respect to any Multiemployer Plan; (f) no Multiemployer Plan to which the Borrower or any ERISA Affiliate has an obligation to contribute is in "reorganization" within the meaning of ERISA sec. 4241 nor has notice been received by the Borrower or any ERISA Affiliate that such a Multiemployer Plan will be placed in "reorganization"; (g) no Pension Event has or is about to occur; and (h) Borrower is in material compliance with the Code and ERISA. None of the properties of the Borrower or any Subsidiary of the Borrower is subject to a Lien as a result of any Pension Event or the violation by the Borrower or any Subsidiary of the Borrower of the Code or ERISA, nor has the PBGC threatened any such Lien. Neither the Borrower nor any Subsidiary of the Borrower has any liability (contingent or otherwise) for or in connection with, any Postretirement Benefits. Schedule 4.18 sets forth all of the Plans as of the Closing Date.

                  4.19     ENVIRONMENTAL MATTERS.

                  (a) The Borrower and each Subsidiary of the Borrower is and has been in substantial compliance with all applicable Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Borrower or Subsidiary of the Borrower owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of any Hazardous Material accepts or has accepted for transport any Hazardous Material or holds or has held any interest in real property or otherwise. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best knowledge of the Borrower after due inquiry, threatened against the Borrower or any Subsidiary of the Borrower, any real property in which the Borrower or any Subsidiary of the Borrower holds or has held an interest or any of its past or present operations. No release, threatened release or disposal by the Borrower or any Subsidiary of the Borrower, nor to the best knowledge of the Borrower after due inquiry, by any other Person of Hazardous Material is occurring, or has occurred, on, under or to any real property in which the Borrower or any Subsidiary of the Borrower holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this subsection, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any Governmental Authority or any Person or otherwise.

                  (b) No facility or property now or previously owned, operated or leased by the Borrower or any Subsidiary of the Borrower is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Law (an "Environmental Cleanup Site"). Neither the Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Materials to any Environmental Cleanup Site. No Lien exists, and no condition exists which is reasonably likely to result in the filing of a Lien, against any property of the Borrower or any Subsidiary of the Borrower under any Environmental Law.

                  4.20 REGULATORY RESTRICTIONS. Neither the Borrower nor any Subsidiary of the Borrower is (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" of a "holding Company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, (c) subject to regulation under the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, as amended, or (d) subject to any other Law which purports to restrict or regulate its ability to borrow money or obtain credit.

                  4.21 CONSUMMATION OF MERGERS. The Mergers and the other transactions contemplated by the Merger Documents have been consummated in accordance with the respective terms thereof, without any amendment, waiver, modification or termination of any provision thereof and in accordance with all applicable laws. Each party to the respective Mergers has performed all obligations and conditions required of it prior to or as a condition to the consummation of the Mergers and the other transactions contemplated by the Merger Documents.

                                    ARTICLE 5
                         CONDITIONS OF CREDIT EXTENSIONS
                         -------------------------------

                  5.1 CONDITIONS TO INITIAL CREDIT EXTENSION. The obligation of each Lender to make Loans on the Closing Date and the willingness of the Issuing Bank to issue any Letter of Credit on the Closing Date is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan or issuance of such Letter of Credit, of the following conditions precedent. In addition to the conditions precedent set forth in Section 5.2 hereof:

                  (a) AGREEMENT; NOTES; SCHEDULES. The Agent shall have received an executed counterpart of this Agreement (and executed Notes conforming to the requirements hereof) for each Lender, duly executed by the Borrower. The Schedules attached hereto shall be approved by the Agent and each of the Lenders.

                  (b) SECURITY DOCUMENTS. The Agent shall have received executed counterparts of the Borrower Security Agreement, a Subsidiary Guaranty from each of the Subsidiary Guarantors, a Subsidiary Security Agreement from each of the Subsidiary Guarantors and such other Security Documents as reasonably required by the Lenders. In addition, the Borrower shall have delivered original Chattel Paper, Instruments, Securities, and related collateral and all other documents contemplated by the Borrower Security Agreement, all the foregoing to be in form and substance satisfactory to the Agent.

                  (c) OTHER CONFLICTS. The Agent shall have received, with copies for each Lender, true and correct copies (in each case certified as to authenticity on such date on behalf of the Borrower) of all items referred to in Schedule 4.5 hereto and such items shall be satisfactory in form and substance to the Agent and each Lender and shall be in full force and effect.

                  (d) CORPORATE PROCEEDINGS. The Agent shall have received, with a counterpart for each Lender, certificates by the Secretary of each of the Borrower and the Guarantor Subsidiaries, dated as of the Closing Date as to (i) true copies of the articles of incorporation and by-laws (or other constituent documents) of that corporation in effect on such date (which, in the case of articles of incorporation or other constituent documents filed or required to be filed with the Secretary of State or other Governmental Authority in its jurisdiction of incorporation, shall be certified to be true, correct and complete by such Secretary of State or other Governmental Authority not more than thirty (30) days before the Closing Date or as of such other date satisfactory to the Lenders), (ii) true copies of all corporate action taken by that corporation relative to this Agreement and the other Loan Documents to which it is a party and (iii) the incumbency and signature of the officers of that corporation executing this Agreement and the other Loan Documents to which it is a party, as the case may be, together with satisfactory evidence of the incumbency of such Secretary. The Agent shall have received, with a copy for each Lender, certificates from the appropriate Secretaries of State or other applicable Governmental Authorities dated not more than thirty (30) days before the Closing Date, or as of such other date satisfactory to the Lenders, showing the good standing of each of the Borrower and the Guarantor Subsidiaries in its state or other jurisdiction of incorporation and each state or other jurisdiction in which the Borrower is qualified to do business as described in Schedule 4.1.

                  (e) FINANCIAL STATEMENTS. The Agent shall have received, with a counterpart for each Lender, copies of the consolidated financial statements referred to in Section 4.6 hereof.

                  (f) LEGAL OPINIONS OF COUNSEL TO THE BORROWER. The Agent shall have received with an executed counterpart for each Lender, opinions addressed to the Agent and each Lender, dated the Closing Date, of McDonald, Hopkins, Burke & Haber Co. LPA, counsel to the Borrower and the Guarantor Subsidiaries, in substantially the form attached hereto as Exhibit C-1, and of Phelps Dunbar, L.L.P., special Louisiana counsel to the Borrower, in substantially the form attached hereto as Exhibit C-2.

                  (g) OFFICERS' CERTIFICATES. The Agent shall have received, with an executed counterpart for each Lender, certificates from such officers of the Borrower and any Guarantor Subsidiary as to such matters as the Agent or any Lender may request.

                  (h) FEES, EXPENSES, ETC. All fees and other compensation required to be paid to the Agent or the Lenders pursuant hereto or pursuant to any other written agreement on or prior to the Closing Date shall have been paid or received.

                  (i) TERMINATION AND REPAYMENT OF EXISTING CREDIT FACILITY AND RELEASE OF LIENS RELATING THERETO. The Existing Credit Facility shall have been terminated and all liens and security interests in respect thereof shall have been released and be of no further force and effect, all to the satisfaction of the Lenders.

                  (j) LIEN SEARCHES. The Agent shall have received contemporaneous "UCC-11 All Lien" searches, which shall have revealed no filings or recordings evidencing or relating to any Liens with respect to any property of the Borrower or any of its Subsidiaries other than with respect to Permitted Liens.

                  (k) NO LITIGATION. There shall not be pending or (to the best knowledge of the Borrower after due inquiry) threatened any action, suit, proceeding or investigation by or before any Governmental Authority or other Person seeking to challenge, prevent, enjoin or declare illegal the transactions contemplated hereby.

                  (l) NO MATERIAL ADVERSE EFFECT. There shall not have occurred, or be threatened, any event, circumstance or condition which amounts to, entails, causes or constitutes a Material Adverse Effect since December 31, 1995.

                  (m) MERGER DOCUMENTS. The Agent shall have received true and correct copies (in each case certified as to authenticity as of the Closing Date on behalf of the Borrower) of all Merger Documents, and such Merger Documents shall be reasonably satisfactory in form and substance to the Agent and each Lender.

                  (n) RECORDINGS AND FILINGS. The Borrower shall have: (a) executed and delivered all Security Documents (including, without limitation, UCC-1 and UCC-3 statements) required to be filed, registered or recorded in order to create, in favor of the Agent, for the ratable benefit of the Lenders, a perfected Lien in the Collateral (subject only to the Permitted Liens) in form and in sufficient number for filing, registration, and recording in each office in each jurisdiction in which such filings, registrations and recordations are required, and (b) delivered such evidence as the Agent may deem satisfactory that all necessary filing fees and all recording and other similar fees, and all Taxes and other expenses related to such filings, registrations and recordings will be or have been paid in full.

                  (o) INSURANCE CERTIFICATE. The Agent shall have received an insurance certificate or certificates in accordance with the provisions of Section 6.3 hereof and Section 10 of each of the Borrower Security Agreement and each Subsidiary Security Agreement.

                  (p) LANDLORD'S WAIVERS. The Agent shall have received a landlord's waiver from Baker Hughes Oilfield Operations, Inc. in respect of Corrtherm, Inc. and such other landlord's waivers requested by the Lenders, which landlords' waiver must be reasonably acceptable to the Agent and its counsel in their sole and absolute discretion.

                  (q) ADDITIONAL MATTERS. The Agent shall have received such other certificates, opinions, documents and instruments as may be reasonably requested by any Lender. All corporate and other proceedings, and all documents, instruments and other matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Agent and each Lender.

                  5.2 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to make any Loan and the willingness of the Issuing Bank to issue any Letter of Credit is subject to performance by each of the Borrower and the Guarantor Subsidiaries of their respective obligations to be performed hereunder or under the other Loan Documents on or before the date of such Loan or issuance of such Letter of Credit, satisfaction of the conditions precedent set forth herein and in the other Loan Documents and to satisfaction of the following further conditions precedent:

                  (a) NOTICE. Appropriate notice of such Loan or Letter of Credit shall have been given by the Borrower as provided in Article 2 or Article 3 hereof, as the case may be.

                  (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower in Article 4 hereof shall be true and correct in all material respects on and as of such date as if made on and as of such date, both before and after giving effect to the Loans requested to be made and Letters of Credit requested to be issued on such date.

                  (c) NO DEFAULTS. No Event of Default or Possible Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made or the Letters of Credit requested to be issued on such date.

                  (d) NO VIOLATIONS OF LAW, ETC. All legal matters incident to the making or use of the Loans or the Letters of Credit shall be satisfactory to the Lenders and their counsel.

                  (e) NO MATERIAL ADVERSE EFFECT. There shall not have occurred, or be threatened, any event, circumstance or condition which amounts to, entails, causes or constitutes a Material Adverse Effect.

Each request by the Borrower for any Loan or Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions set forth in this Section 5.2 have been satisfied as of the date of such request. Failure of the Agent to receive notice from the Borrower to the contrary before such Loan is made or such Letter of Credit is issued shall constitute a further representation and warranty by the Borrower that the conditions referred to in this Section 5.2 have been satisfied as of the date such Loan is made or such Letter of Credit is issued.

                                    ARTICLE 6
                              AFFIRMATIVE COVENANTS
                              ---------------------

                  The Borrower hereby covenants to the Agent and the Lenders as follows:

                  6.1      REPORTING REQUIREMENTS.

                  (a) ANNUAL AUDIT REPORTS. As soon as practicable, and in any event within one hundred twenty (120) days after the close of each fiscal year of the Borrower, the Borrower shall furnish to the Agent, with a copy for each Lender, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal year and consolidated and consolidating statements of income, cash flows and changes in stockholders' equity of the Borrower and its Subsidiaries for such Fiscal Year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year. The consolidated financial statements shall be accompanied by an opinion of (i) Price Waterhouse, LLP or
(ii) such other independent certified public accountants of recognized national standing selected by the Borrower and satisfactory to the Agent. Such opinion shall be free of exceptions or qualifications not acceptable to the Agent and in any event shall be free of any exception or qualification which is of "going concern" or like nature. Such opinion in any event shall contain a written statement of such accountants substantially to the effect that (i) such accountants examined such financial statements in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances and (ii) in the opinion of such accountants such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the results of their operations and their cash flows and changes in stockholders' equity for such Fiscal Year, in conformity with GAAP.

                  (b) QUARTERLY REPORTS. As soon as practicable, and in any event within forty-five (45) days after the close of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, the Borrower shall furnish to the Agent, with a copy for each Lender, an unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited consolidated and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of such Fiscal Year to the end of such fiscal quarter, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the same periods or as of the same date during the preceding fiscal year. Such financial statements shall be certified by the chief financial officer of the Borrower as presenting fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal quarter and the results of their operations and their cash flows for such fiscal quarter, in conformity with GAAP, subject to normal and recurring year-end audit adjustments.

                  (c) COMPLIANCE CERTIFICATES. The Borrower shall deliver to the Agent, with a copy for each Lender, a Compliance Certificate in substantially the form set forth as Exhibit F attached hereto ("Compliance Certificate"), duly completed and signed by the chief financial officer of the Borrower concurrently with the delivery of the financial statements referred to in subsections (a) and
(b) of this Section 6.1 and stating whether or not there exists any Event of Default or Possible Default, specifying the nature and period of existence thereof and what action, if any, is being taken or is proposed to be taken with respect thereto.

                  (d) ACCOUNTANTS' CERTIFICATE. Each set of financial statements delivered pursuant to Section 6.1(a) hereof shall be accompanied by a certificate or report dated in accordance with standard practice by the independent certified public accountants who opined on such financial statements stating in substance that they have reviewed this Agreement, and any other documents necessary to enable them to make the certificate or report, and that in making the examination necessary for their certification of such statements and balance sheet they did not become aware of any Event of Default or Possible Default, or if they did become so aware, such certificate or report shall state the nature and period of existence thereof.

                  (e) BORROWING BASE CERTIFICATE. Within twenty-five (25) days after the end of each month, the Borrower shall deliver to the Agent, with a copy for each Lender, a report of the Borrowing Base (each a "Borrowing Base Report"; collectively, the "Borrowing Base Reports") in the form of Exhibit G attached hereto or in such form as otherwise may be reasonably required from time to time by the Agent, appropriately completed and duly signed by the chief financial officer of the Borrower. The Borrowing Base Report shall contain the amount and payments on the Accounts, the value of inventory, and the calculations of the Borrowing Base, all in such detail, and accompanied by such supporting and other information, as the Agent may reasonably from time to time request. Upon the Agent's request, the Borrower will provide the Agent with: (a) copies of Account Debtor invoices; (b) evidence of shipment or delivery; and (c) such further schedules, documents and/or information regarding the Accounts and the inventory as the Agent may reasonably require.

                  (f) CERTAIN OTHER REPORTS AND INFORMATION. Promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent, with a copy for each Lender, a copy of (i) all regular or special reports, registration statements and amendments to the foregoing which the Borrower or any Subsidiary of the Borrower shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) all reports, proxy statements, financial statements and other information distributed by the Borrower to its stockholders, bondholders or the financial community generally and (iii) all accountants' management letters (if any) pertaining to, all other reports submitted by accountants in connection with any audit of, and all other reports from outside accountants with respect to, the Borrower or any of its Subsidiaries.

                  (g) FURTHER INFORMATION. The Borrower will promptly furnish to the Agent, with a copy for the Lenders, such other information and in such form as the Agent or any Lender may reasonably request from time to time.

                  (h) NOTICE OF CERTAIN EVENTS. Promptly upon becoming aware of any of the following, the Borrower shall give the Agent notice thereof, together with a written statement of the chief executive officer or the chief financial officer of the Borrower setting forth the details thereof and any action with respect thereto taken or proposed to be taken by the Borrower:

                    (i) Any Event of Default or Possible Default.

                   (ii) Any event, circumstance or condition which amounts to, entails, causes or constitutes a Material Adverse Effect.

                  (iii) Any pending or threatened action, suit, proceeding or investigation by or before any Governmental Authority against or affecting the Borrower or any Subsidiary of the

         Borrower, except for matters that if adversely decided, individually or in the aggregate, could not have a Material Adverse Effect.

                   (iv) Any violation, breach or default by the Borrower or any Subsidiary of the Borrower or by any other Person of or under any agreement or instrument that could have a Material Adverse Effect on the business, operations, financial condition or prospects of the Borrower or any Subsidiaries.

                    (v) Any claim by any Governmental Authority or any other Person (including without limitation the Internal Revenue Service, and any Environmental Claim) that the Borrower or any Subsidiary of the Borrower has violated or may have violated, or is otherwise liable or may be liable for any violation of, any Environmental Law.

                   (vi) Any Pension Event. Such notice shall be accompanied by:
         (A) a copy of any notice, request, return, petition or other document received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from any Person, or which has been or is to be filed with or provided to any Person (including without limitation the Internal Revenue Service, PBGC or any Plan participant, beneficiary, alternate payee or employer representative), in connection with such Pension Event, and (B) in the case of any Pension Event with respect to a Plan, the most recent Annual Report (5500 Series), with attachments thereto, and the most recent actuarial valuation report, for such Plan.

                  6.2 VISITATION; VERIFICATION. The Borrower shall permit such Persons as the Agent or any Lender may designate from time to time to visit and inspect any of the properties of the Borrower and of any Subsidiary of the Borrower, to examine their respective books and records and take copies and extracts therefrom and to discuss their respective affairs with their respective directors, officers, employees and independent accountants, upon at least twenty-four hours prior notice (unless an Event of Default or Possible Default shall have occurred and be continuing, in which case no prior notice shall be necessary) and all at such reasonable times and as often as the Agent or any Lender may request. The Borrower hereby authorizes such officers, employees and independent accountants to discuss with the Agent or any Lender the affairs of the Borrower and its Subsidiaries. The Agent and the Lenders shall have the right to examine and verify accounts, inventory and other properties and liabilities of the Borrower and its Subsidiaries from time to time, and the Borrower shall cooperate, and shall cause each such Subsidiary to cooperate, with the Agent and the Lenders in such verification.

                  6.3 INSURANCE. The Borrower shall, and shall cause each Subsidiary of the Borrower to, (a) maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, casualties and hazards and of such types and in such amounts as is satisfactory from time to time to the Required Lenders, which insurance shall in any event not provide for a materially lower level of coverage than the insurance referred to in Section 4.15 hereof, (b) provide that such insurance cannot terminate, expire, be cancelled or amended in an material respect without thirty (30) days' prior notice to the Agent, (c) furnish to each Lender from time to time upon request the policies under which such insurance is issued, certificates of insurance and such other information relating to such insurance as such Lender may reasonably request, which information shall be prepared in form and detail satisfactory to such Lender or Agent and certified by the chief financial officer of the Borrower, and (d) provide such other insurance and endorsements as are required by this Agreement and the other Loan Documents.

                  6.4 PAYMENT OF TAXES AND OTHER POTENTIAL CHARGES AND PRIORITY CLAIMS. The Borrower shall, and shall cause each Subsidiary of the Borrower to, pay or discharge: (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges imposed upon it or any of its properties; (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and (c) on or prior to the date when due, all Indebtedness and other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property; PROVIDED, HOWEVER, that unless and until foreclosure, levy, sale or similar proceedings shall have been commenced, the Borrower or such Subsidiary of the Borrower need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and (y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor or appropriate indemnities or bonds shall have been obtained with respect thereto. Notwithstanding any provision herein to the contrary, the Borrower shall, and shall cause each Subsidiary of the Borrower to, pay or discharge all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. sec. 206-207) or any comparable provisions.

                  6.5 PRESERVATION OF CORPORATE STATUS. The Borrower shall, and shall cause each of its Subsidiaries to, maintain its status as a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and to be duly qualified to do business as a foreign corporation and in good standing in all jurisdictions in which the ownership of its properties or the nature of its business or both make such qualification necessary or advisable, except for (i) matters that, individually or in the aggregate, could not have a Material Adverse Effect and (ii) matters permitted by Section 7.9 hereof.

                  6.6 MAINTENANCE OF PROPERTIES, FRANCHISES, ETC. The Borrower shall, and shall cause each Subsidiary of the Borrower to, (a) maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it (ordinary wear and tear excepted) and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except where a failure to do so could not have a Material Adverse Effect, and (b) maintain and hold in full force and effect all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations and other rights, consents and approvals (whether issued, made or given by a Governmental Authority or otherwise) necessary to own and operate its properties and to carry on its business as presently conducted and as presently planned to be conducted.

                  6.7      [INTENTIONALLY OMITTED]

                  6.8 AVOIDANCE OF OTHER CONFLICTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, violate or conflict with, be in violation of or conflict with (a) any Law, including, without limitation, any Environmental Law, (b) its articles of incorporation or by-laws (or other constituent documents), or (c) any agreement or instrument to which it is party or by which any of them is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound, except for (i) matters set forth in Schedule 6.8 hereto and (ii) matters that could not, individually or in the aggregate, have a Material Adverse Effect.

                  6.9 FINANCIAL ACCOUNTING PRACTICES. The Borrower shall, and shall cause each Subsidiary of the Borrower to, make and keep (a) a standard system of accounting and true and correct books, records and accounts, in reasonable detail and all in accordance with GAAP, including, without limitation, maintaining appropriate reserves for possible losses and liabilities, applied on a basis not inconsistent with its present accounting procedures, and (b) proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its properties, business and activities. The Borrower shall cause each of its Subsidiaries to make and keep books, records and accounts which, in reasonable detail, permit the Borrower to prepare consolidated financial statements in conformity with GAAP. The Borrower will not change its fiscal year from a year ending on March 31.

                  6.10 USE OF PROCEEDS. The Borrower shall apply the proceeds of all Loans hereunder only for the following purposes: (a) the Term Loan incurred on the Closing Date shall be applied to repay in full all amounts outstanding under the Existing Credit Facility and (b) after the Closing Date, Loans shall be used to pay the NCB Term Loan, provide working capital financing, acquisition financing, to provide for the issuance of Letters of Credit and for other general corporate purposes of the Borrower. The Borrower shall not use the proceeds of any Loans hereunder directly or indirectly for any unlawful purpose, in any manner inconsistent with Section 4.9 hereof, or inconsistent with any other provision of any Loan Document. All Letters of Credit shall be used for the purposes permitted by Section 3.1(c) hereof.

                  6.11 CONTINUATION OF OR CHANGE IN BUSINESS. The Borrower and each of its Subsidiaries shall continue to engage in its business substantially as conducted and operated during the present and preceding fiscal year, and the Borrower shall not, and shall not permit any Subsidiary of the Borrower to, engage in any unrelated business.

                  6.12 CONSOLIDATED TAX RETURN. The Borrower shall not, and shall not suffer any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than the Borrower and its Subsidiaries, except with respect to (i) the transactions permitted by
Section 7.9 hereof and (ii) matters disclosed on Schedule 4.17 hereto.

                  6.13 SUBSIDIARY GUARANTY. Promptly upon any Person being or becoming a Subsidiary of the Borrower, as permitted by the provisions of this Agreement, that is a Domestic Subsidiary, the Borrower shall forthwith cause such Subsidiary to execute and deliver to the Agent counterparts of a Subsidiary Guaranty and Subsidiary Security Agreement, together with a certificate by the Secretary or an Assistant Secretary of such Subsidiary dated the date of such Subsidiary Guaranty and Subsidiary Security Agreement as to (i) a true copy of the articles of incorporation and by-laws (or other constituent document) of such Subsidiary in effect on such date, (ii) a true copy of all corporate action taken by such Subsidiary relative to the execution, delivery and performance of such Subsidiary Guaranty and Subsidiary Security Agreement and (iii) the incumbency and signature of the officers of such Subsidiary executing such Subsidiary Guaranty and Subsidiary Security Agreement, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary.

                  6.14 SOLVENCY. Borrower shall continue to be, and will cause each of its Subsidiaries to continue to be, Solvent. Borrower shall at all time have, and will cause each of its Guarantor Subsidiaries at all times to have, a positive tangible net worth.

                  6.15     POST CLOSING DATE ACTIONS.

                  (a) Within forty-five (45) days after the Closing Date, the Borrower shall use reasonable efforts to cause Softech Financial, a division of Bankers Leasing Association, Inc., or any assignee thereof, to terminate the financing statement filed in the office of the Ohio Secretary of State on June 26, 1995 as number AL95892 and the financing statement filed in the office of the Medina County Recorder on June 26, 1995 as number 203269, or partially release all of the property described therein except for the specific goods sold or leased to the Borrower by Softech Financial and proceeds thereof.

                  (b) Within thirty (30) days after the Closing Date, the Borrower shall cause the NCB Term Loan to be paid in full, and (A) shall execute and deliver to the Agent the Good-All Mortgage, (B) deliver to the Agent an appraisal of the real property described therein, (C) deliver to the Agent a mortgagee's title policy in an aggregate amount not less than $1,575,000, all in form and substance satisfactory to the Agent and the Lenders, and (D) deliver, or caused to be delivered, to the Agent such other documents and information as the Agent or any Lender may reasonably request. Within forty-five (45) days after the Closing Date, the Borrower shall deliver to the Agent a share certificate or certificates evidencing at least two-thirds (2/3) of the issued and outstanding capital stock of Wilson Walton Group Limited owned by the Borrower and to be pledged under the Borrower Security Agreement.

                                    ARTICLE 7
                               NEGATIVE COVENANTS
                               ------------------

                  The Borrower hereby covenants to the Agent and each Lender as follows:

                  7.1      FINANCIAL COVENANTS.

                  (a) TANGIBLE NET WORTH. The Borrower shall not permit its Tangible Net Worth at any time to be less than the Required Minimum (as hereinafter defined). As used herein, the "Required Minimum" shall mean the following: (i) from the Closing Date through and including March 30, 1997, $29,000,000 plus all of the net proceeds, if any, from the sale of any capital stock of the Borrower after the Closing Date; and (ii) from March 31, 1997 and thereafter, $32,000,000 plus all of the net proceeds, if any, from the sale of any capital stock of the Borrower after the Closing Date plus fifty percent (50%) of all Net Income during each fiscal year, if positive (each such Net Income calculated separately for each fiscal year and determined at the end of each fiscal year), commencing with the fiscal year ending March 31, 1998.

                  (b) RATIO OF TOTAL LIABILITIES TO TANGIBLE NET WORTH. The Borrower shall not permit the ratio of Total Liabilities to Tangible Net Worth (the "Leverage Ratio") at any time to be more than 2.50 to 1.00.

                  (c) RATIO OF FUNDED DEBT TO EBITDA. The Borrower shall not permit, as of the last day of each fiscal quarter of the Borrower, the ratio of Funded Debt as of the end of such fiscal quarter to EBITDA for the respective periods (with periods of less than twelve months being annualized) set forth below, each considered as a single accounting period, to be more than the amount indicated for that period:

                           PERIOD                                               RATIO NOT TO EXCEED
                           ------                                               -------------------
                  Three months ended June 30, 1996                                 3.20 to 1.00
                  Six months ended September 30, 1996                              3.20 to 1.00
                  Nine months ended December 31, 1996                              3.20 to 1.00
                  Twelve months ended March 31, 1997                               3.15 to 1.00
                  Twelve months ended June 30, 1997                                3.10 to 1.00
                  Twelve months ended September 30, 1997                           2.95 to 1.00
                  Twelve months ended December 31, 1997                            2.95 to 1.00
                  Twelve months ended March 31, 1998                               2.75 to 1.00
                    and each fiscal quarter thereafter


                  (d) DEBT SERVICE COVERAGE RATIO. The Borrower shall not permit, as of the last day of each fiscal quarter of the Borrower, the ratio (the "Debt Service Coverage Ratio") of (a) the sum of the following as of the end of such fiscal quarter for the respective periods set forth below, each considered as a single accounting period: EBITDA plus Lease Expense minus Capital Expenditures (excluding Capitalized Lease Obligations), to (b) the sum of the following as of the end of such fiscal quarter for the respective periods set forth below, each considered as a single accounting period: Lease Expense plus Interest Expense plus the aggregate amount of all principal payments on Funded Debt and all payments on Capitalized Lease Obligations in respect of principal, to be less than the amount indicated for that period:

                           PERIOD                                               RATIO NOT TO BE LESS THAN
                           ------                                               -------------------------
                  One month ended April 30, 1996*                                  0.85 to 1.00
                  One month ended May 31, 1996**                                   1.35 to 1.00
                  One month ended June 30, 1996***                                 1.50 to 1.00
                  Three months ended June 30, 1996                                 1.50 to 1.00
                  Six months ended September 30, 1996                              1.50 to 1.00
                  Nine months ended December 31, 1996                              1.50 to 1.00
                  Twelve months ended March 31, 1997                               1.50 to 1.00
                    and each fiscal quarter thereafter

* The Borrower shall deliver to the Agent a Compliance Certificate that sets forth the Debt Service Coverage Ratio for this period on or before May 30, 1996.

** The Borrower shall deliver to the Agent a Compliance Certificate that sets forth the Debt Service Coverage Ratio for this period on or before June 25, 1996.

*** The Borrower shall deliver to the Agent a Compliance Certificate that sets forth the Debt Service Coverage Ratio for this period on or before July 25, 1996.


                  7.2 LIENS. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, at any time create, incur, assume or suffer to exist any Lien on any of its property (now owned or hereafter acquired), or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except for the following ("Permitted Liens"):

                  (a) Liens arising from taxes, assessments, charges or claims described in Section 6.4 hereof that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the proviso to such Section 6.4;

                  (b) Deposits or pledges of cash in the ordinary course of business to secure (i) worker's compensation, unemployment insurance or other social security obligations, (ii) performance of bids, tenders, trade contracts (other than for payment of money) or leases, (iii) stay, surety or appeal bonds, or (iv) other obligations of a like nature incurred in the ordinary course of business;

                  (c) Liens by a Borrower or Subsidiary of the Borrower on property securing all or part of the purchase price thereof, PROVIDED that:

                  (i) such Lien is created before or substantially simultaneously with the purchase of such property by the Borrower or such Subsidiary,

                  (ii) such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof,

                  (iii) the aggregate amount secured by all such Liens on any particular property at the time purchased by the Borrower or such Subsidiary, as the case may be, shall not exceed the lesser of the purchase price of such property or the fair market value of such property at the time of purchase thereof ("purchase price" for this purpose including the amount secured by each such Lien thereon whether or not assumed), and

                   (iv) the aggregate amount secured by all Liens described in this Section 7.2(c), PLUS the aggregate amount of Capitalized Lease Obligations described in Section 7.3(d) hereof, shall not at any time exceed One Million Dollars ($1,000,000);

                  (d) Zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not secure the payment of money or the performance of an obligation and that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, the Borrower or such Subsidiary;

                  (e) Liens in favor of the Agent and the Lenders; and

                  (f) Liens existing on the Closing Date and approved by the Required Lenders, which Liens are listed on Schedule 7.2 hereto, but excluding any extension, renewal or replacement of such Liens, unless
         (i) such Liens that are extended, renewed or replaced relate to any Indebtedness with an outstanding principal amount less than Two Hundred Fifty Thousand Dollars ($250,000), or (ii) such extension, renewal or replacement is substantially on the same terms, but in no event on terms that are materially less favorable in the determination of the Required Lenders.

                  7.3 INDEBTEDNESS. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, at any time create, incur, assume or suffer to exist any Indebtedness, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) Indebtedness to the Lenders, the Issuing Bank and the Agent pursuant to this Agreement and the other Loan Documents;

                  (b) Indebtedness constituting intercompany loans and advances permitted by subsection (d) of Section 7.5 hereof;

                  (c) Indebtedness secured by a Lien permitted by Section 7.2(c) hereof and any Indebtedness constituting Capitalized Lease Obligations of the Borrower or any Subsidiary of the Borrower incurred in the ordinary course of business from time to time, provided the aggregate amount of all Indebtedness secured by Liens described in Section 7.2(c) hereof PLUS the aggregate amount of all Capitalized Lease Obligations described in this Section 7.3(c) shall not at any time exceed One Million Dollars ($1,000,000);

                  (d)      [INTENTIONALLY OMITTED]

                  (e) Accounts payable to trade creditors arising out of purchases of goods or services in the ordinary course of business, so long as not more than Two Million Dollars ($2,000,000) in the aggregate of such accounts payable are more than ninety (90) days overdue;

                  (f) Indebtedness of the type described in clause (e) of the definition of Indebtedness to National City Bank, Cleveland, Ohio, in respect of the letters of credit issued under the Existing Credit Facility and listed on Schedule 7.3 hereto;

                  (g) Indebtedness of the Borrower in respect of the Eltech Acquisition in a principal amount not to exceed Six Hundred Thousand Dollars ($600,000) PROVIDED such Indebtedness is paid in full on or before March 31, 1997;

                  (h) Any Indebtedness under an interest rate cap agreement or interest rate collar agreement entered into by Borrower or any of its Subsidiaries with any Lender as the counterparty; and

                  (i) Indebtedness of the Borrower and any Subsidiary of the Borrower existing on the Closing Date and approved by the Required Lenders, which Indebtedness is listed on Schedule 7.3 hereto, but excluding any extension, renewal or refinancing of such Indebtedness, unless (i) such extension, renewal or refinancing relates to any Indebtedness with an outstanding principal amount less than Two Hundred Fifty Thousand Dollars ($250,000), or (ii) such extension, renewal or refinancing is substantially on the same terms, but in no event on terms that are materially less favorable in the determination of the Required Lenders.

                  7.4 GUARANTIES, INDEMNITIES, ETC. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, be or become subject to or bound by any Guaranty Equivalent, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) Any Subsidiary Guaranties;

                  (b) Guaranty Equivalents from time to time entered into by the Borrower, provided that (i) in each case the Deemed Obligor is a Subsidiary of the Borrower and (ii) the Assured Obligations of the Deemed Obligors are (x) fully funded and constitute liabilities on the consolidated balance sheet of the Borrower or (y) operating leases or Capitalized Leases or other agreements entered into by a Subsidiary of the Borrower which, if entered into by the Borrower, would have been permitted under this Agreement;

                  (c) Contingent liabilities arising from the endorsement of negotiable or other instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (d) Indemnities by the Borrower or any such Subsidiary of the liabilities of its directors or officers in their capacities as such as permitted by Law; and

                  (e) Guaranty Equivalents of the Borrower existing on the Closing Date and approved by the Required Lenders, which Guaranty Equivalents are listed on Schedule 7.4 hereto, but excluding any extension or renewal of such Guaranty Equivalents unless (i) such Guaranty Equivalents that are extended or renewed relate to Indebtedness with an outstanding principal amount less than Two Hundred Fifty Thousand Dollars ($250,000), or (ii) such extension or renewal is substantially on the same terms, but in no event on terms that are materially less favorable in the determination of the Required Lenders.

                  7.5 LOANS, ADVANCES AND INVESTMENTS. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, at any time make or suffer to exist or remain outstanding any loan or advance to, OR purchase, acquire or own (beneficially or of record) any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, OR make any capital contribution to or other investment in, any other Person, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) Receivables owing to the Borrower or any such Subsidiary arising from sales of inventory or services under usual and customary terms in the ordinary course of business;

                  (b) Loans and advances to officers and employees of the Borrower and its Subsidiaries and in amounts at any time outstanding not exceeding Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate;

                  (c) Loans and advances by the Borrower to any Domestic Subsidiary of the Borrower, by any Domestic Subsidiary to the Borrower or to any other Domestic Subsidiary, and by any Foreign Subsidiary to any Foreign Subsidiary, to any Domestic Subsidiary or to the Borrower, and loans and advances by the Borrower to Foreign Subsidiaries of the Borrower PROVIDED that the aggregate principal amount of all such loans at any time by the Borrower or any Domestic Subsidiary to Foreign Subsidiaries shall not exceed Five Hundred Thousand Dollars ($500,000);

                  (d) The capital stock of a Subsidiary of the Borrower owned on the date hereof and listed on Schedule 4.10 hereto and capital stock obtained in a transaction permitted by Section 7.9 hereof;

                  (e) Cash Equivalent Investments; and

                  (f) Loans and investments existing on the date hereof and listed in Schedule 7.5 hereto (and extensions, renewals and refinancings thereof on terms no less favorable than those existing immediately before such extension, renewal or refinancing).

The loans permitted under Section 7.5(d) above may be further limited by the Required Lenders from time to time based on ordinary and customary credit standards, including, without limitation, the limitation of such loans if the amount thereof loaned to a Domestic Subsidiary referred to therein would cause such Subsidiary to have a negative tangible net worth, as determined by the Required Lenders.

                  7.6 DIVIDENDS AND RELATED DISTRIBUTIONS. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, declare or make any Restricted Payment, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except as follows:

                  (a) A Subsidiary of the Borrower may declare and make Restricted Payments if (i) all of the capital stock of such Subsidiary is owned by the Borrower or by a direct or indirect wholly-owned Domestic Subsidiary or (ii) such Subsidiary is a Foreign Subsidiary;

                  (b) The Borrower may from time to time declare and make Restricted Payments if such Restricted Payments are payable solely in shares of capital stock (or options, warrants or rights therefor) of the Borrower; and

                  (c) So long as no Possible Default or Event of Default has occurred and is continuing or would be caused by or exist immediately after such Restricted Payment, the Borrower may from time to time declare and make quarterly or annual Restricted Payments (in cash) in an aggregate amount not to exceed an amount equal to fifty percent (50%) of the Borrower's Net Income for the fiscal year immediately preceding the year in which such annual Restricted Payment (the "Restricted Payment Allowance") is proposed to be made, determined with reference to the financial statements required to be delivered under
         Section 6.1(a) hereof for such immediately preceding fiscal year, PROVIDED that if and to the extent the Restricted Payments in any fiscal year of the Borrower are less than the Restricted Payment Allowance for that fiscal year (the difference between the Restricted Payment Allowance and such actual Restricted Payments made in any fiscal year of the Borrower being the "Unused Annual Restricted Payment Allowance"), such Unused Annual Restricted Payment Allowance may be carried forward and applied to Restricted Payments in future fiscal years, subject to the restrictions set forth in this Section 7.6(c), but in no event may the aggregate of all Unused Annual Restricted Payment Allowances at any time exceed Five Million Dollars ($5,000,000).

                  7.7 SALE-LEASEBACKS. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, at any time enter into or suffer to remain in effect any transaction to which the Borrower or such Subsidiary is a party involving the sale, transfer or other disposition by the Borrower or any Subsidiary of any property (now owned or hereafter acquired), with a view directly or indirectly to the leasing back of any part of the same property or any other property used for the same or a similar purpose or purposes, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except to the extent otherwise permitted by this Agreement.

                  7.8 LEASES. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, at any time enter into or suffer to remain in effect any lease, as lessee, of any property, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) Operating leases of real or personal property, provided that (i) as of March 31, 1997, the Lease Expense on account of such leases for the fiscal year then ending shall not exceed Two Million Three Hundred Thousand Dollars ($2,300,000), (ii) as of March 31, 1998,

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



         the Lease Expense on account of such leases for the fiscal year then ending shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000), (iii) as of March 31, 1999 and each March 31 thereafter, the Lease Expense on account of such leases for the fiscal year then ending shall not exceed Two Million Seven Hundred Thousand Dollars ($2,700,000), and (iv) such leases are not cancelable by any party thereto;

                  (b) Capitalized Leases permitted under Section 7.3(d) hereof; and

                  (c) Operating leases of real or personal property, provided that such leases are cancelable by the Borrower or one (1) of its Subsidiaries without penalty on not more than thirty (30) days prior notice.

                  7.9 MERGERS, ACQUISITIONS, ETC. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to (v) merge with or into or consolidate with any other Person, (w) liquidate, wind up, dissolve or divide,
(x) acquire all or any substantial portion of the properties or assets of any going concern or going line of business, (y) acquire all or any substantial portion of the properties, assets, capital stock or other equity interests in or of any other Person other than in the ordinary course of business, or (z) agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) The Borrower may (i) acquire all or substantially all of the properties or assets of any other Person, (ii) acquire all or substantially all of the capital stock or other equity interests in or of any other Person, or (z) agree, become or remain liable (contingently or otherwise) to do any of the foregoing (collectively, "Acquisitions") PROVIDED that (i) no Event of Default or Possible Default shall occur and be continuing or shall exist at such time or after giving effect to such transaction, (ii) the business or properties so acquired shall be within the Borrower's line of business or a related line of business or shall use production or manufacturing technology used in the Borrower's line of business, (iii) as of the date of the consummation of such Acquisition, the aggregate consideration (determined in accordance with GAAP) paid by the Borrower in connection with all Acquisitions for any fiscal year of the Borrower (including the consideration paid, whether in cash or by the issuance of Indebtedness or the assumption of existing Indebtedness, with respect to the Acquisition in question), shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000) (the "Purchase Allowance"), and (iv) the Person acquired by the Borrower in connection with such Acquisition shall have executed and delivered a Subsidiary Guaranty and a Subsidiary Security Agreement each in form and substance satisfactory to the Agent and the Lenders; PROVIDED FURTHER that if and to the extent the aggregate consideration paid in connection with actual Acquisitions in any fiscal year of the Borrower is less than the Purchase Allowance for that fiscal year (the difference between the Purchase Allowance and such actual consideration paid being the "Unused Annual Purchase Allowance"), such Unused Annual Purchase Allowance may be carried forward and applied to Acquisitions in future fiscal years, but in no event may the aggregate of all Unused Annual Purchase Allowances at any time exceed One Million Five Hundred Thousand Dollars ($1,500,000).

                  (b) A wholly-owned Subsidiary of the Borrower or any of its Subsidiaries may merge with or into or consolidate with any other wholly-owned Subsidiary of the Borrower or any of its Subsidiaries, PROVIDED that no Event of Default or Possible Default shall occur and be continuing or shall exist at such time or after giving effect to such transaction; and


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



                  (c) A wholly-owned Subsidiary of the Borrower or any of its Subsidiaries may merge with the Borrower, PROVIDED that (i) the Borrower shall be the surviving corporation, and (ii) no Event of Default or Possible Default shall occur and be continuing or shall exist at such time or after giving effect to such transaction.

                  7.10 DISPOSITIONS OF PROPERTIES. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, sell, convey, assign, lease, transfer, abandon or otherwise dispose of, voluntarily or involuntarily, any of its properties, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) The Borrower and each Subsidiary of the Borrower may sell inventory in the ordinary course of business;

                  (b) The Good-All Sale (the Lenders agreeing that with respect to any assets of Good-All Electric, Inc. sold in any Good-All Sale the Agent will release any Lien in its favor on those assets);

                  (c) The Borrower and each Subsidiary of the Borrower may dispose of equipment which is obsolete or no longer useful in the business of the Borrower or such Subsidiary, as determined by the Board of Directors or senior management of the Borrower PROVIDED such equipment is disposed of for full and adequate consideration and is replaced (as necessary to the business of the Borrower or such Subsidiary, as the case may be) and

                  (d) The Borrower and each Subsidiary of the Borrower may sell or otherwise dispose of plant, property and equipment ("Sales") for cash consideration, PROVIDED that the aggregate consideration received by the Borrower and its Subsidiaries in connection with such sale or disposition during any fiscal year of the Borrower does not exceed One Million Five Hundred Thousand Dollars ($1,500,000).

                  7.11 ISSUANCE OF SUBSIDIARY STOCK. The Borrower shall not suffer any of its Subsidiaries to issue, sell, otherwise dispose or suffer to remain outstanding, voluntarily or involuntarily, any shares of such Subsidiary's capital stock, or any options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate any Subsidiary of the Borrower to issue any shares of its capital stock, except shares of capital stock outstanding on the date of this Agreement and set forth on Schedule 4.10 hereto.

                  7.12 DEALINGS WITH AFFILIATES. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, enter into or carry out any transaction with (including, without limitation, purchase or lease property or services from, sell or lease property or services to, loan or advance to, or enter into, suffer to remain in existence or amend (other than automatic renewals or extensions pursuant to the terms thereof any contract, agreement or arrangement with) any Affiliate of the Borrower, directly or indirectly, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) The existence and performance of contracts, agreements and arrangements in existence as of the date of this Agreement and approved by the Required Lenders, which contracts, agreements and arrangements are set forth in Schedule 7.12 hereto;

                  (b) Directors and officers of the Borrower and its Subsidiaries may be reasonably compensated for services rendered in such capacity to the Borrower or such Subsidiary (which compensation may be fixed pursuant to the terms of a written or oral agreement with such directors or officers or an amendment thereto);

                  (c) Transactions in the ordinary course of business and consistent with past practices between a Subsidiary of the Borrower, on the one hand, and the Borrower or another Subsidiary of the Borrower, on the other hand, in good faith and on terms no less favorable to the Borrower or other Subsidiary than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person; and

                  (d) Loans and advances permitted by Section 7.5(c) hereof.

                  7.13     [INTENTIONALLY OMITTED]

                  7.14 LIMITATIONS ON PLANS. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, permit any Plan to be amended if, as a result of such amendment, the current liability under that Plan would be increased to such an extent that security is required pursuant to section 307 of ERISA. As used herein, "current liability" means current liability as defined in section 307 of ERISA. Neither the Borrower nor any Subsidiary of the Borrower or ERISA Affiliate of the Borrower shall: (a) engage in or permit any "prohibited transaction" (as defined in ERISA) which would result in any material liability to the Borrower or any Subsidiary of the Borrower or ERISA Affiliate thereof;
(b) cause any "accumulated funding deficiency" as defined in ERISA and/or the Code which would result in any material liability to the Borrower or any Subsidiary of the Borrower or ERISA Affiliate thereof; (c) terminate any Plan in a manner which could result in the imposition of a Lien on the property of the Borrower or any Subsidiary of the Borrower pursuant to ERISA; (d) terminate or consent to the termination of any Multiemployer Plan; or (e) incur a complete or partial withdrawal with respect to any Multiemployer Plan.

                  7.15 LIMITATION ON OTHER RESTRICTIONS ON DIVIDENDS BY SUBSIDIARIES, ETC. The Borrower shall not permit any Subsidiary of the Borrower to be or become subject to any restriction of any nature (whether arising by operation of Law, by agreement, by its articles of incorporation, by its bylaws or other constituent documents of such Subsidiary, or otherwise) on the right of such Subsidiary from time to time to (w) declare and pay Restricted Payments with respect to capital stock owned by the Borrower or any Subsidiary of the Borrower, (x) pay any indebtedness, obligations or liabilities from time to time owed to the Borrower or any Subsidiary of the Borrower, (y) make loans or advances to the Borrower or any Subsidiary of the Borrower, or (z) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower, except:

                  (a) Restrictions pursuant to the Loan Documents;

                  (b) Legal restrictions of general applicability under the corporation law under which such Subsidiary is incorporated, and fraudulent transfer or similar laws or general applicability for the benefit of creditors of such Subsidiary generally; and

                  (c) With respect to clause (z) above: (i) non-assignment provisions of any contract or of any lease by the Borrower or such Subsidiary as lessee, and (ii) restrictions on transfer of property subject to a Permitted Lien under Sections 7.2(c) and 7.3(d) hereof for the benefit of the holder of such Permitted Lien.

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




                  7.16 LIMITATION ON OTHER RESTRICTIONS ON LIENS. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, enter into, become or remain subject to any agreement or instrument to which the Borrower or such Subsidiary is a party or by which either of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound that would prohibit the grant of any Lien upon any of its properties (now owed or hereafter acquired), except:

                  (a) The Loan Documents; and

                  (b) Restrictions pursuant to nonassignment provisions of any contract or of any lease (other than in respect of Indebtedness for borrowed money) by the Borrower or such Subsidiary as lessee.


                                    ARTICLE 8
                                    DEFAULTS
                                    --------

                  8.1 EVENTS OF DEFAULT. An "Event of Default" shall mean the occurrence or existence of any one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

                  (a) The Borrower shall fail to pay when due principal of any Loans, any Reimbursement Obligation or any required cash collateralization of outstanding Letters of Credit.

                  (b) The Borrower or any Subsidiary of the Borrower, as the case may be, shall fail to pay when due interest on any Loan, any fees, indemnity or expenses, or any other amount due hereunder or under any other Loan Document, and such failure shall have continued for a period of three (3) Business Days after written notice to the Borrower.

                  (c) Any representation or warranty made or deemed made by the Borrower or any Subsidiary of the Borrower in or pursuant to or in connection with any Loan Document, or any statement made by the Borrower or any Subsidiary of the Borrower in any financial statement, certificate, report, exhibit or document furnished by the Borrower or any Subsidiary of the Borrower to the Agent, the Issuing Bank or any Lender pursuant to or in connection with any Loan Document, shall prove to have been false or misleading in any material respect as of the time when made or deemed made.

                  (d) The Borrower shall default in the performance or observance of any covenant, agreement or obligation under this Agreement or any other Loan Document, other than the covenants described in Section 8.1(e), or an Event of Default as defined in any Security Document shall have occurred and be continuing.

                  (e) The Borrower or any Subsidiary of the Borrower shall default in the performance or observance of any covenant, agreement or duty under this Agreement or any other Loan Document described in the following Sections: 6.1 (excluding 6.1(h)(i)), 6.2, 6.4, 6.5, 6.6, 6.8 and 6.13 of this Agreement and such default shall have continued for a period of ten (10) Business Days.


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



                  (f) There shall occur (a) any default, event or condition which causes or which would permit any Person or Persons to cause or which would, with the giving of notice or the passage of time or both, permit any Person or Persons to cause all or any part of any Indebtedness or Guaranty Equivalent of the Borrower or any Subsidiary of the Borrower material in amount, or any agreement or instrument creating, evidencing or securing such Indebtedness or Guaranty Equivalent to become due (by acceleration, mandatory prepayment or repurchase, or otherwise) before its otherwise stated maturity, or (b) any failure to pay all or any part of any Indebtedness or Guaranty Equivalent of the Borrower or any Subsidiary of the Borrower material in amount at its stated maturity and any failure to pay any monetary obligation thereunder when due. As used in this subsection 8.1(f), "material in amount" shall mean any Indebtedness or Guaranty Equivalent in excess of Five Hundred Thousand Dollars ($500,000) individually or in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate.

                  (g) One or more judgments for the payment of money shall have been entered against the Borrower or any Subsidiary of the Borrower, which judgment or judgments exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate, and such judgment or judgments shall have remained undischarged and unstayed for a period of thirty (30) consecutive days.

                  (h) One or more writs or warrants of attachment, garnishment, execution, distraint or similar process exceeding in value the aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) shall have been issued against the Borrower or any Subsidiary of the Borrower or any of their respective properties and shall have remained undischarged and unstayed for a period of thirty (30) consecutive days.

                  (i) Any Loan Document or term or provision thereof shall cease to be in full force and effect (except in accordance with the express terms of such Loan Document), or the Borrower or any Subsidiary of the Borrower shall, or shall purport to, terminate (except in accordance with the terms of such Loan Document), repudiate, declare voidable or void or otherwise contest, any Loan Document or term or provision thereof or any obligation or liability of the Borrower or any such Subsidiary thereunder.

                  (j) The Required Lenders shall have determined (which determination shall be conclusive) that an event, circumstance or condition has occurred which amounts to, entails, causes or constitutes a Material Adverse Effect.

                  (k) Any one or more Pension Events referred to in subsection
         (a), (b), (d) or (e) of the definition of "Pension Event" shall have occurred; or any one or more other Pension Events shall have occurred and the Required Lenders shall determine in good faith (which determination shall be conclusive) that such other Pension Events, individually or in the aggregate, could have a Material Adverse Effect.

                  (l) A Change of Control shall have occurred.

                  (m) A proceeding shall have been instituted in respect of the Borrower or any Subsidiary of the Borrower

                              (i) seeking to have an order for relief entered in
                  respect of such Person, or seeking a declaration or entailing a finding that such Person is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Person, its assets or its debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereafter in effect, or

                             (ii) seeking appointment of a receiver, trustee,
                  liquidator, assignee, sequestrator or other custodian for such Person or for all or any substantial part of its property.

                  (n) The Borrower or any Subsidiary of the Borrower shall cease to be Solvent; shall fail to pay, become unable to pay, or state that it is or will be unable to pay, its debts as they become due; shall voluntarily suspend transaction of its business; shall make a general assignment for the benefit of creditors; shall institute (or fail to controvert within sixty days after the involuntary filing thereof) a proceeding described in Section 8.1(m)(i) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described therein; shall institute (or fail to controvert within sixty days after the involuntary filing thereof) a proceeding described in Section 8.1(m)(ii) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its property; shall dissolve, windup, revoke or forfeit its charter (or other constituent documents) or liquidate itself or any substantial part of its property (except to the extent expressly permitted by Section 7.10 hereof); or shall take any action in furtherance of any of the foregoing.

                  (o) Any material uninsured damage to, or loss, theft or destruction of, any of the property or assets of the Borrower or any of its Subsidiaries material to its business or operations shall occur.

                  (p) The Borrower or any of its Subsidiaries shall be enjoined, restrained, or in any way prevented by the order of any Governmental Authority, the effect of which restricts the Borrower or any of its Subsidiaries from conducting all or any part of its business.

                  (q) Any Governmental Action now or hereafter made by or with any Governmental Authority in connection with any Loan Document is not obtained or shall have ceased to be in full force and effect or shall have been modified or amended or shall have been held to be illegal or invalid, and the Required Lenders shall have determined in good faith (which determination shall be conclusive) that such event or condition could reasonably be expected to have a Material Adverse Effect.

                  8.2      CONSEQUENCES OF AN EVENT OF DEFAULT.

                  (a) If an Event of Default specified in subsections (a) through (l) of Section 8.1 hereof or subsections (o) or (p) of Section 8.1 hereof shall occur and be continuing or shall exist, then, in addition to all other rights and remedies which the Agent or any Lender may have, at law, in equity or otherwise, the Lenders shall be under no further obligation to make Loans hereunder, and the Agent

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



may, and upon the written request of the Required Lenders shall, by notice to the Borrower, from time to time do any or all of the following:

                    (i) Declare the Commitments terminated, whereupon the Commitments will terminate and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue; and/or

                   (ii) Declare the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations (including, but not limited to, the obligation to cash collateralize outstanding Letters of Credit) to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue; and/or

                  (iii) Exercise any one or more of the remedies set forth in any Loan Document.

                  (b) If an Event of Default specified in subsection (m) or (n) of Section 8.1 hereof shall occur or exist, then, in addition to all other rights and remedies which the Agent or any Lender may have, at law, in equity or otherwise, the Commitments shall automatically terminate and the Lenders shall be under no further obligation to make Loans, and the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations (including, but not limited to, the obligation to cash collateralize outstanding Letters of Credit) shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.


                                    ARTICLE 9
                                    THE AGENT
                                    ---------

                  9.1 APPOINTMENT. Each Lender hereby irrevocably appoints Bank One to act as Agent for such Lender under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes the Agent to take such action on behalf of such Lender under the provisions of this Agreement and the other Loan Documents, and to exercise such powers and to perform such duties, as are expressly delegated to or required of the Agent by the terms hereof or thereof, together with such powers as are incidental thereto. Bank One hereby agrees to act as Agent on behalf of the Lenders on the terms and conditions set forth in this Agreement and the other Loan Documents, subject to its right to resign as provided in Section 9.10 hereof. Each Lender hereby irrevocably authorizes the Agent to execute and deliver each of the Loan Documents and to accept delivery of such of the other Loan Documents as may not require execution by the Agent. Each Lender agrees that the rights and remedies granted to the Agent under the Loan Documents shall be exercised exclusively by the Agent, and that no Lender shall have any right individually to exercise any such right or remedy, except to the extent expressly provided herein or therein.

                  9.2 DUTIES. Notwithstanding anything to the contrary elsewhere in this Agreement or in any other Loan Document:

                  (a) The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and no implied duties or responsibilities on the part of the Agent shall be read into this Agreement or any Loan Document or shall otherwise exist;

                  (b) The Agent shall not have a fiduciary relationship in respect of any Lender;

                  (c) The Agent is and shall be solely the agent of the Lenders, and the Agent does not assume, and shall not at any time be deemed to have, any relationship of agency or trust with or for, or any other duty or responsibility to, the Borrower, any of its Subsidiaries or any other Person (except only for its relationship as agent for, and its express duties and responsibilities to, the Lenders as provided in this Agreement and the other Loan Documents); and

                  (d) The Agent shall be under no obligation to take any action hereunder or under any other Loan Document if the Agent believes in good faith that taking such action may conflict with any Law or any provision of this Agreement or any other Loan Document, or may require the Agent to qualify to do business in any jurisdiction where it is not then so qualified.

                  9.3 EXERCISE OF POWERS. The Agent shall take any action of the type specified in this Agreement or any other Loan Document as being within the Agent's rights, powers or discretion in accordance with directions from the Required Lenders. In the absence of such directions, the Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take any such action, except to the extent this Agreement or such Loan Document expressly requires the direction or consent of the Required Lenders, in which case the Agent shall not take such action absent such direction or consent. Any action or inaction pursuant to such direction, discretion or consent shall be binding on all the Lenders. The Agent shall not have any liability to any Person as a result of (i) the Agent acting or refraining from acting in accordance with the directions of the Required Lenders (or other applicable Person or set of Persons), (ii) the Agent refraining from acting in the absence of instructions to act from the Required Lenders, whether or not the Agent has discretionary power to take such action, or (iii) the Agent taking discretionary action it is authorized to take under this Section (subject, in the case of this clause (iii), to the provisions of Section 9.4(a) hereof).

                  9.4 GENERAL EXCULPATORY PROVISIONS. Notwithstanding anything to the contrary elsewhere in this Agreement or any other Loan Document:

                  (a) The Agent shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document, unless caused by its own gross negligence or willful misconduct;

                  (b) The Agent shall not be responsible for (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any other Loan Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, or received under or in correction with, this Agreement or any other Loan Document or (iii) any failure of the Borrower or any Subsidiary of the Borrower or Lender to perform any of their respective obligations under this Agreement or any other Loan Document;


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



                  (c) The Agent shall not be under any obligation to ascertain, inquire or give any notice relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Loan Document on the part of the Borrower or any Subsidiary of the Borrower, (ii) the business, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, individually and taken as a whole, or any other Person, or (iii) except to the extent set forth in Section 9.5(f) hereof, the existence of any Event of Default or Possible Default;

                  (d) The Agent shall not be under any obligation, either initially or on a continuing basis to provide any Lender with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement or any other Loan Document to be furnished by the Agent to such Lender; and

                  (e) The Agent shall not be liable for any calculation, apportionment or distribution of payments made by it in good faith.

                  9.5      ADMINISTRATION.

                  (a) The Agent may rely upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the proper party or parties, and the Agent shall not have any duty to verify the identity or authority of any Person giving such notice or other communication.

                  (b) The Agent may consult with legal counsel (including, without limitation, in-house counsel for the Agent or in-house or other counsel for the Borrower or any Subsidiary of the Borrower), independent public accountants and any other experts selected by it from time to time, and the Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

                  (c) The Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Agent in accordance with the requirements of this Agreement or any other Loan Document or as otherwise requested by the Agent in connection therewith.

                  (d) The Agent may fail or refuse to take any action unless it shall be indemnified to its satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against the Agent by reason of taking or continuing to take any such action.

                  (e) The Agent may perform any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care; PROVIDED, HOWEVER, that the Agent shall pursue on behalf of the Lenders any rights or remedies which the Lenders may have against such agents or attorneys-in-fact as a result of the negligence or misconduct of such agents or attorneys-in-fact.

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                  (f) The Agent shall not be deemed to have any knowledge or notice of the occurrence of any Event of Default or Possible Default unless the Agent has received notice from a Lender, the Borrower or any Subsidiary of the Borrower referring to this Agreement, describing such Event of Default or Possible Default, and stating that such notice is a "notice of default". If the Agent receives such a notice, the Agent shall give prompt notice thereof to each Lender.

                  9.6 LENDER CREDIT DECISION. Each Lender acknowledges as follows: (a) Neither the Agent nor any other Lender has made any representations or warranties to it, and no act taken hereafter by the Agent or any other Lender shall be deemed to constitute any representation or warranty by the Agent or such other Lender to it; (b) It has, independently and without reliance upon the Agent or any other Lender, and based upon such documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the other Loan Documents; and (c) It will, independently and without reliance upon the Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, make its own decisions to take or not take action under or in connection with this Agreement and the other Loan Documents.

                  9.7 INDEMNIFICATION. Each Lender agrees to reimburse and indemnify the Agent and its directors, officers, employees, attorneys and agents (to the extent not reimbursed by the Borrower or any Subsidiary of the Borrower and without limitation of the obligations of the Borrower and such Subsidiaries to do so), Pro Rata, from and against any and all amounts, losses, liabilities, claims, damages, reasonable expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including, without limitation, the reasonable fees and disbursements of counsel for the Agent or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Agent or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Agent or such other Person as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan or Letter of Credit, PROVIDED that no Lender shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements to the extent resulting from the gross negligence or willful misconduct of the Agent or such other Person, as finally determined by a court of competent jurisdiction. Payments under this Section shall be due and payable on demand.

                  9.8 INDIVIDUAL CAPACITY. With respect to its Commitments and the Obligations owing to it, the Agent shall have the same rights and powers under this Agreement and each other Loan Document as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lenders," "holders of Notes," "Issuing Bank" and like terms shall include the Agent in its individual capacity as such. The Agent and its Affiliates may, without liability to account but subject to the terms of this Agreement, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, and engage in any other business with, the Borrower and any stockholder, Subsidiary or Affiliate of the Borrower, as though the Agent were not the Agent hereunder.

                  9.9 HOLDERS OF NOTES. The Agent may deem and treat the Lender which is payee of a Note as the owner and holder of such Note for all purposes hereof unless and until a signed written notice of transfer or assignment in form and substance satisfactory to the Agent with respect to the assignment or transfer thereof shall have been filed with the Agent in accordance with this

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Agreement. Any authority, direction or consent of any Person who at the time of giving such authority, direction or consent is shown in the Register as being a Lender shall be conclusive and binding on each present and subsequent holder, transferee or assignee of any Note or Notes payable to such Lender or of any Note or Notes issued in exchange therefor.

                  9.10 SUCCESSOR AGENT. The Agent may resign at any time by giving thirty (30) days' prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, with the prior written consent of the Borrower, unless an Event of Default shall have occurred and be continuing, in which case the prior written consent of the Borrower shall not be required. If no successor Agent shall have been so appointed and consented to, and shall have accepted such appointment, within thirty (30) days after such notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Each successor Agent shall be a commercial bank or trust company organized under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Agent, without further act, deed or conveyance. Upon the effective date of resignation of a retiring Agent, such Agent shall be discharged from its duties under this Agreement and the other Loan Documents, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement.


                                   ARTICLE 10
                                  MISCELLANEOUS
                                  -------------

                  10.1 HOLIDAYS. Whenever any payment or action to be made or taken hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

                  10.2 RECORDS. The unpaid principal amount of the Loans owing to each Lender, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, each Lender's Committed Amount and the accrued and unpaid fees owing to each Lender and the Issuing Bank shall at all times be ascertained from the records of the Agent, which shall be conclusive absent manifest error. The unpaid Reimbursement Obligations, the unpaid interest accrued thereon and the interest rate on rates applicable thereto shall at all times be ascertained from the records of the Issuing Bank, which shall be conclusive absent manifest error.

                  10.3 AMENDMENTS AND WAIVERS. Neither this Agreement nor any Loan Document may be amended, modified or supplemented except in accordance with the provisions of this Section. Subject to the fourth sentence of this Section 10.3, the Agent (acting at the direction of the Required Lenders) and the Borrower may from time to time amend, modify or supplement the provisions of this Agreement or any other Loan Document for the purpose of amending, adding to, or waiving any provisions or changing in any manner the rights and duties of the Borrower or any Subsidiary of the Borrower, as the case may be, the Agent or any Lender. Any such amendment, modification or supplement made by the Borrower and the Agent in accordance with the provisions of this Section shall be binding upon the Borrower, each Lender and the Agent. The Agent shall enter into such amendments, modifications or supplements from time to time as directed by the Required Lenders, and

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



only as so directed, PROVIDED, that no such amendment, modification or supplement may be made which will

                  (a) Increase the Revolving Credit Committed Amount of any Lender over the amount thereof then in effect, or extend the Revolving Credit Maturity Date or the Term Loan Maturity Date, without the written consent of each Lender affected thereby;

                  (b) Reduce the principal amount of or extend the time for any payment of principal of any Loan, or reduce the rate of interest or extend the time for payment of interest borne by any Loan or Reimbursement Obligation (other than as a result of waiving the applicability of any increase in interest rates applicable to overdue amounts), or extend the time for payment of or reduce the amount of any Revolving Credit Commitment Fee or Letter of Credit Fee, or reduce or postpone the date for payment of any other fees, expenses, indemnities or amounts payable under any Loan Document, without the written consent of each Lender affected thereby;

                  (c) Change the definition of "Required Lenders", "Borrowing Base Suspension Event", "Borrowing Base Reinstatement Event", "Collateral Release Event", or "Collateral Reinstatement Event" or amend this Section 10.3, without the written consent of all the Lenders;

                  (d) Amend or waive any of the provisions of Article 10 hereof, or impose additional duties upon the Agent or otherwise adversely affect the rights, interests or obligations of the Agent, without the written consent of the Agent;

                  (e) Amend or waive any of the provisions of Article 3, or impose additional duties on the Issuing Bank or otherwise adversely affect the rights, interests or obligations of the Issuing Bank without the consent of Bank One; or

                  (f) Release any Collateral or Subsidiary Guaranty, other than upon the occurrence of a Collateral Release Event and other than Liens on Collateral, the disposition of which is expressly permitted under any section of the Loan Documents and Liens on after-acquired property to the extent such property is the subject of a purchase money security interest permitted under Section 7.2 hereof, or waive any Borrowing Base Reinstatement Event or any Collateral Reinstatement Event, without the written consent of all the Lenders.

Any such amendment, modification or supplement must be in writing and shall be effective only to the extent set forth in such writing. Any Event of Default or Possible Default waived or consented to in any such amendment, modification or supplement shall be deemed to be cured and not continuing to the extent and for the period set forth in such waiver or consent, but no such waiver or consent shall extend to any other or subsequent Event of Default or Possible Default or impair any right consequent thereto.

                  10.4 NO IMPLIED WAIVER; CUMULATIVE REMEDIES. No course of dealing and no delay or failure of the Agent or any Lender in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right. power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the

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



Agent and the Lenders under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have hereunder or thereunder, at law, in equity or otherwise.

                  10.5     NOTICES.

                  (a) Except to the extent otherwise expressly permitted hereunder or thereunder, all notices, requests, demands, directions and other communications (collectively "notices") under this Agreement or any Loan Document shall be in writing (including telexed and telecopied communication) and shall be sent by first-class mail, or by nationally-recognized next-day courier, or by telex or telecopier (with confirmation in writing mailed first-class or sent by such an overnight courier), or by personal delivery. All notices shall be sent to the applicable party at the address stated on the signature pages hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto, in all cases with postage or other charges prepaid. Any such properly given notice to the Borrower, the Agent or any Lender shall be effective on the earliest to occur of receipt, telephone confirmation of receipt of telex or telecopy communication, one Business Day after delivery to a nationally-recognized next-day courier, or three (3) Business Days after deposit in the mail.

                  (b) Any Lender giving any notice to the Borrower or any other party to a Loan Document shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Lenders of the receipt by it of any such notice.

                  (c) The Agent and each Lender may rely on any notice (whether or not such notice is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the Borrower or any Subsidiary of the Borrower, and neither the Agent nor any Lender shall have any duty to verify the identity or authority of any Person giving such notice.

                  10.6     EXPENSES; TAXES; INDEMNITY.

                  (a) Except to the extent otherwise agreed to in writing between the Agent and the Borrower prior to the date of this Agreement, the Borrower agrees to pay or cause to be paid and to save the Agent and each of the Lenders harmless against liability for the payment of all out-of-pocket costs and expenses (including but not limited to fees and expenses of counsel, including local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs) incurred by the Agent or any Lender from time to time arising from or relating to (i) the negotiation, preparation, execution, delivery, administration and performance of this Agreement and the other Loan Documents, (ii) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any Loan Document, and (iii) the enforcement or preservation of rights under this Agreement or any Loan Document (including but not limited to any such costs or expenses arising from or relating to (A) collection or enforcement of an outstanding Loan or any other amount owing hereunder or thereunder by the Agent or any Lender and (B) any litigation, proceeding, dispute, workout, restructuring or rescheduling related in any way to this Agreement or the Loan Documents).

                  (b) The Borrower hereby agrees to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by the Agent or any Lenders to be payable in connection with this Agreement or any other

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Loan Documents or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and the Borrower agrees to save the Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees, taxes or impositions.

                  (c) The Borrower hereby agrees to reimburse and indemnify each of the Indemnified Parties from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan (and without in any way limiting the generality of the foregoing, including any violation or breach of any Environmental Law or any other Law by the Borrower or any Subsidiary of the Borrower or any or that otherwise subjects the Borrower or any Subsidiary to liability therefor; any Environmental Claim arising out of the management, use, control, ownership or operation of property by any of such Persons, including all on-site and off-site activities involving Hazardous Materials; or any exercise by the Agent or any Lender of any of its rights or remedies under this Agreement or any other Loan Document); but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of such Indemnified Party, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Borrower under this subsection (c), or any other indemnification obligation of the Borrower hereunder or under any other Loan Document, are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

                  10.7 SEVERABILITY. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                  10.8 PRIOR UNDERSTANDINGS. This Agreement and the other Loan Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein, except for the obligation of the Borrower to pay the Agent fees in accordance with separate written agreements between the Borrower and the Agent.

                  10.9 DURATION; SURVIVAL. All representations and warranties of each of the Borrower and its Subsidiaries contained herein or in any other in the Loan Document or made in connection herewith or therewith shall survive the making of, and shall not be waived by the execution and delivery, of this Agreement or any other Loan Document, any investigation by or knowledge of the Agent or any Lender, the making of any Loan, the issuance of any Letter of Credit or any other event or condition whatever. All covenants and agreements of the Borrower and its Subsidiaries contained herein or in any other Loan Document shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until payment in full of all Obligations.

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Without limitation, all obligations of the Borrower hereunder or under any other
Loan Document to make payments to or indemnify the Agent or any Lender shall survive the payment in full of all other Obligations, termination of the Borrower's right to borrow hereunder, and all other events and conditions whatever. In addition, all obligations of each Lender to make payments to or indemnify the Agent shall survive the payment in full by the Borrower of all Obligations, termination of the Borrower's right to borrow hereunder, and all other events or conditions whatever.

                  10.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  10.11 LIMITATION ON PAYMENTS. The parties hereto intend to conform to all applicable Laws in effect from time to time limiting the maximum rate of interest that may be charged or collected. Accordingly, notwithstanding any other provision hereof or of any other Loan Document, the Borrower shall not be required to make any payment to or for the account of any Lender, and each Lender shall refund any payment made by the Borrower, to the extent that such requirement or such failure to refund would violate or conflict with nonwaivable provisions of applicable Laws limiting the maximum amount of interest which may be charged or collected by such Lender.

                  10.12 SET-OFF. The Borrower hereby agrees that if any Obligation of the Borrower shall be due and payable (by acceleration or otherwise), each Lender shall have the right, without notice to the Borrower, to set-off against and to appropriate and apply to such Obligation any indebtedness, liability or obligation of any nature owing to the Borrower by such Lender, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, whether or not evidenced by a certificate of deposit) now or hereafter maintained by the Borrower with such Lender. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not such Lender or any other Person shall have given notice or made any demand to the Borrower or any other Person, whether such indebtedness, obligation or liability owed to the Borrower is contingent, absolute, matured or unmatured (it being agreed that such Lender may deem such indebtedness, obligation or liability to be then due and payable at the time of such set-off), and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to any Lender or any other Person. The Borrower hereby agrees that any Participant and any branch, subsidiary or affiliate of any Lender or Participant shall have the same rights of set-off as a Lender as provided in this Section
10.12 (regardless of whether such Participant, branch, subsidiary or affiliate would otherwise be deemed in privity with or a direct creditor of the Borrower). The rights provided by this Section 10.12 are in addition to all other rights of set-off and banker's lien and all other rights and remedies which any Lender (or any such Participant, branch, subsidiary or affiliate) may otherwise have under this Agreement, any other Loan Document, at law or in equity, or otherwise, and nothing in this Agreement or any Loan Document shall be deemed a waiver or prohibition of or restriction on the rights of set-off or bankers' lien of any such Person. After any such set-off or bankers' lien is exercised, the Agent agrees to use reasonable efforts to provide written notice to the Borrower of any set-off herein, but the failure to provide such notice shall not affect the validity thereof.

                  10.13 SHARING OF COLLECTIONS. The Lenders hereby agree among themselves that if any Lender shall receive (by voluntary payment, realization upon security, set-off or from any other source) any amount on account of the Loans, interest thereon, or any other Obligation contemplated by this Agreement or the other Loan Documents to be made by the Borrower Pro Rata to all Lenders in greater proportion than any such amount received by any other Lender, then the Lender receiving such

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



proportionately greater payment shall notify each other Lender and the Agent of such receipt, and equitable adjustment will be made in the manner stated in this
Section 10.13 so that, in effect, all such excess amounts will be shared ratably among all of the Lenders. The Lender receiving such excess amount shall purchase (which it shall be deemed to have done simultaneously upon the receipt of such excess amount) for cash from the other Lenders a participation in the applicable Obligations owed to such other Lenders in such amount as shall result in a ratable sharing by all Lenders of such excess amount (and to such extent the receiving Lender shall be a Participant). If all or any portion of such excess amount is thereafter recovered from the Lender making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law to be paid by the Lender making such purchase. The Borrower hereby consents to and confirms the foregoing arrangements. Each Participant shall be bound by this Section as fully as if it were a Lender hereunder.

                  10.14  SUCCESSORS AND ASSIGNS; PARTICIPATIONS; ASSIGNMENTS.

                  (a) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, all future holders of the Notes, the Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder or interests herein without the prior written consent of all the Lenders and the Agent, and any purported assignment without such consent shall be void.

                  (b) PARTICIPATIONS. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell participations to one (1) or more commercial banks or other Persons (each a "Participant") in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans owing to it and any Note held by
it); PROVIDED, that:

                  (i) any such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged;

                  (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

                  (iii) the parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

                   (iv) such Participant shall be bound by the provisions of
         Section 10.13 hereof, and the Lender selling such participation shall obtain from such Participant a written confirmation of its agreement to be so bound; and

                    (v) no Participant (unless such Participant is an affiliate of such Lender) shall be entitled to require such Lender to take or refrain from taking action under this Agreement or under any other Loan Document, except that such Lender may agree with such Participant that such Lender will not, without such Participant's consent, take action of the type described in subsections (a), (b) or (c) of Section 10.3 hereof.

The Borrower agrees that any such Participant shall be entitled to the benefits of Sections 2.11, 2.12 and 10.6 hereof with respect to its participation in the Commitments and the Loans outstanding from

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time to time; PROVIDED, that no such Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred.

                  (c) ASSIGNMENTS. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time assign all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or any portion of its Commitments and Loans owing to it and any Note held by it) to any Lender, any affiliate of a Lender or to one or more additional commercial banks, financial institutions, pension funds or other Persons (each a "Purchasing Lender") with the prior written consent of the Borrower and the Agent, which consent shall not be unreasonably withheld; PROVIDED, that:

                    (i) the aggregate amount of the Commitment of the transferor Lender subject to each such assignment to any Purchasing Lender shall not be less than Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) and in increments of One Hundred Thousand Dollars ($100,000);

                   (ii) each such assignment shall be of a constant, and not a varying, percentage of each Commitment of the transferor Lender and of all of the transferor Lender's rights and obligations under this Agreement and the other Loan Documents;

                  (iii) each such assignment shall be made pursuant to an instrument substantially in the form of Exhibit H to this Agreement, duly completed (a "Notice of Assignment"); and

                   (iv) no Lender may assign more than fifty percent (50%) of its initial Commitments.

In order to effect any such assignment, the transferor Lender and the Purchasing Lender shall execute and deliver to the Agent a duly completed Notice of Assignment with respect to such assignment, together with any Note or Notes subject to such assignment and a processing and recording fee of Five Thousand Dollars ($5,000) plus out-of-pocket expenses; and, upon receipt thereof, the Agent shall accept such Notice of Assignment. Such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchasing Lender to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchasing Lender in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchasing Lender shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or Agent shall be required to release the transferor Lender with respect to the percentage of the Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 10.14(c) the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchasing Lender, in each case in principal amounts reflecting their Commitment and Loans, as adjusted pursuant to such assignment.

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




                  (d) FINANCIAL AND OTHER INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, subject to such Transferee agreeing to be bound to follow its customary procedures for handling nonpublic confidential information of the nature provided by such Lender.

                  10.15 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; LIMITATION OF LIABILITY.

                  (a) GOVERNING LAW. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS (EXCEPT TO THE EXTENT, IF ANY, OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENTS) SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

                  (b) CERTAIN WAIVERS. EACH OF THE BORROWER, THE LENDERS, THE ISSUING BANK AND THE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                    (i) THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR OHIO STATE COURT SITTING IN CUYAHOGA COUNTY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL IMPAIR THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CUYAHOGA COUNTY, OHIO.

                  (ii) CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE PARTIES IN ACCORDANCE WITH SECTION 10.5 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW); AND

                  (iii) WAIVES THE RIGHT TO TRIAL BY JURY IN ANY RELATED LITIGATION.


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



                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.



                              CORRPRO COMPANIES, INC.



                              By:
                                 --------------------------------------
                                 Title:________________________________


                              Address for Notices:
                                 1090 Enterprise Drive
                                 Medina, Ohio 44256
                                 Attn: Neal R. Restivo

                              Telephone:  (330) 723-5082
                              Telecopier: (330) 723-0244



                              BANK ONE, COLUMBUS, NA, individually and as Agent


                              By:
                                 --------------------------------------
                                 Title:________________________________

                              Initial Revolving Credit
                                 Committed Amount: $19,500,000

                              Term Loan
                                 Committed Amount:  $3,000,000

                              Commitment Percentage: 60%

                              Address for Notices:
                                 600 Superior Avenue
                                 Cleveland, Ohio 44114
                                 Attn:  Northern Ohio Large Corporate Markets
                                 Group, Code 0149

                              Telephone:  (216) 781-2226
                              Telecopier: (216) 348-6642

                              NATIONAL CITY BANK



                              By:
                                 -------------------------------------------
                                 Title:_____________________________________

                              Initial Revolving Credit
                                 Committed Amount: $6,500,000

                              Term Loan
                                 Committed Amount:  $1,000,000

                              Commitment Percentage: 20%

                              Address for Notices:
                                 1900 East 9th Street
                                 Cleveland, Ohio 44114
                                 Attn: Sean Richardson

                              Telephone:  (216) 575-2488
                              Telecopier: (216) 575-9396



                              PNC BANK, NATIONAL ASSOCIATION



                              By:
                                 -------------------------------------------
                                 Title:_____________________________________

                              Initial Revolving Credit
                                 Committed Amount: $6,500,000

                              Term Loan
                                 Committed Amount:  $1,000,000

                              Commitment Percentage: 20%

                              Address for Notices:
                                 One Cleveland Center
                                 1375 East 9th Street, Suite 1250
                                 Cleveland, Ohio 44114
                                 Attn: David Williams

                              Telephone:  (216) 348-8562
                              Telecopier: (216) 348-8594


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